                                                                    EXHIBIT 2.04

                      AGREEMENT AND PLAN OF REORGANIZATION


  THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of October 27, 1999 (the "Agreement Date") by and among At Home Corporation, a Delaware corporation ("At Home"), OceanBeach, Inc., a Delaware corporation that is a wholly-owned subsidiary of At Home ("Sub"), and Webshots Corporation, a California corporation ("Webshots") and, solely for purposes of Articles 4, 11, 12 and 14 and Sections 2.1.4 and 2.5, the persons listed on the List of Shareholders attached as Exhibit A hereto (collectively, the "Webshots
                                 ---------
Shareholders" and each individually an "Webshots Shareholder") each of whom, immediately prior to the consummation of the Merger (as defined below) was a shareholder of Webshots.

                                    RECITALS

  A. The parties intend that, subject to the terms and conditions of this Agreement, Sub will be merged with and into Webshots in a reverse triangular merger, with Webshots to be the surviving corporation of such merger, all pursuant to the terms and conditions of this Agreement and applicable law. The parties also intend for such merger to be treated as a "reorganization" under
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and to be treated as a "purchase" transaction for accounting purposes.

  B. Upon the effectiveness of such merger (i) the shares of the common stock of Webshots that are outstanding immediately prior to the effectiveness of the merger will be converted into shares of the common stock of At Home and (ii) Sub will be merged with and into Webshots, all as provided in this Agreement.

  NOW, THEREFORE, in consideration of the above-recited facts and the mutual promises, covenants and conditions contained herein, the parties hereby agree as follows:

                                   ARTICLE 1
                              CERTAIN DEFINITIONS

  As used in this Agreement, the following terms will have the meanings set forth below:

  1.1 The "Merger" means the statutory merger of Sub with and into Webshots to be effected pursuant to this Agreement.

  1.2 The "Effective Time" means the date and time on which the Merger first becomes legally effective under the laws of the States of California and Delaware as a result of (i) the filing with the California Secretary of State of an Agreement of Merger in substantially the form of Exhibit B hereto (the
                                                    ---------
"Agreement of Merger") regarding the Merger (and any required related certificates) pursuant to, and in conformity with, the requirements of Section 1103 of the California Corporations Code ("CCC"); and (ii) the filing with the Delaware Secretary of State of a Certificate of Merger regarding the Merger (and any required related certificates) that conforms to the requirements of Section 252 of the Delaware General Corporation Law (the "Certificate of Merger").
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  1.3  "Webshots Common Stock" means Webshots' Common Stock, no par value per share.

  1.4 "Webshots Common Stock Amount Per Share" means Fifty-Five Thousand Dollars ($55,000).

  1.5 "At Home Common Stock" means At Home's Series A Common Stock, $0.01 par value per share.

  1.6  "At Home Average Price Per Share" means $40.2375.

  1.7  "Conversion Number" means 1,366.884.

  1.8 "Webshots Ancillary Agreements" means, collectively, the Agreement of Merger, the Certificate of Merger, each certificate to be delivered by Webshots or an officer or officers of Webshots at the Closing pursuant to Article 9 of this Agreement, and each other agreement (other than this Agreement) which Webshots is to enter into as a party thereto pursuant to this Agreement.

  1.9 "At Home Ancillary Agreements" means, collectively, each certificate to be delivered by At Home or an officer or officers of At Home at the Closing pursuant to Article 8 of this Agreement and each agreement (other than this Agreement) which At Home is to enter into as a party thereto pursuant to this Agreement.

  1.10 "Sub Ancillary Agreements" means, collectively, the Agreement of Merger, each certificate to be delivered by Sub or an officer or officers of Sub at the Closing pursuant to Article 8 of this Agreement and each agreement (other than this Agreement) which Sub is to enter into as a party thereto pursuant to this Agreement.

  1.11 "knowledge," when used with reference to a party, means the collective actual knowledge, of the officers, directors and employees of such party, after due inquiry.

  1.12 "Material Adverse Change" or "Material Adverse Effect" when used with reference to any entity or group of related entities, means any event, change, violation, inaccuracy or effect that is, individually or in the aggregate, or is reasonably likely to be materially adverse to the condition (financial or otherwise), capitalization, properties, assets (including intangible assets), business, operations, results of operations or prospects of such entity and its subsidiaries, taken as a whole.

  1.13 "Termination Date" means November 5, 1999.

  1.14 "Webshots Websites" means all websites or other sites accessed via the internet or any other electronic network, including without limitation any cable-based network or private network, owned or operated by Webshots and/or any of its subsidiaries (either alone or jointly with others), either as of the Agreement Date or in the past, including without limitation those certain websites currently accessible at the following URL addresses:

     http://www.webshots.com
     http://www.dailyphoto.com
         http://www.daily.webshots.com
         http://www.postcards.webshots.com

  Other capitalized terms defined elsewhere in this Agreement and not defined in this Article 1 will have the meanings assigned to such terms in this Agreement.

                                   ARTICLE 2
                             PLAN OF REORGANIZATION

  2.1  Conversion of Shares.
       --------------------

       2.1.1  Conversion of Sub Stock.  At the Effective Time, each share of the
              -----------------------
Common Stock of Sub that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without the need for any further action on the part of the holder thereof, be converted into and become one (1) share of Webshots Common Stock that is issued and outstanding immediately after the Effective Time, and the shares of Webshots Common Stock into which the shares of Sub Common Stock are so converted in the Merger will be the only shares of capital stock of Webshots that are issued and outstanding immediately after the Effective Time.


       2.1.2  Conversion of Webshots Common Stock.  Subject to the terms and
              -----------------------------------
conditions of this Agreement, at the Effective Time (i) each share of Webshots Common Stock that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without the need for any further action on the part of the holder thereof (except as expressly provided herein), be converted into a number of shares of At Home Common Stock that is equal to the Conversion Number (subject to the provisions of Section 2.1.3 regarding the elimination of fractional shares); and (ii) each fractional one-half share of Webshots Common Stock that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without the need for any further action on the part of the holder thereof (except as expressly provided herein), be converted into a number of shares of At Home Common Stock that is equal to the quotient obtained by dividing the Conversion Number by two (2) (subject to the provisions of Section 2.1.3 regarding the elimination of fractional shares).

       2.1.3  Fractional Shares.  No fractional shares of At Home Common Stock
              -----------------
will be issued in connection with the Merger. In lieu thereof, each holder of Webshots Common Stock who would otherwise be entitled to receive a fraction of a share of At Home Common Stock pursuant to Section 2.1.2, computed after aggregating all shares of At Home Common Stock to be received by such holder
            ---
pursuant to Section 2.1.2, will instead receive from At Home, within ten (10) business days after the Effective Time, an amount of cash (rounded to the nearest cent) equal to the product obtained by multiplying (i) the At Home Average Price Per Share (as adjusted to reflect any Capital Change (as defined in Section 2.2 below) of At Home) by (ii) the fraction of a share of At Home Common Stock that such holder would otherwise have been entitled to receive. No fractions of a cent will be paid in connection with the Merger.

       2.1.4  [Reserved.]

  2.2  Adjustments for Capital Changes.  Notwithstanding the provisions of
       -------------------------------
Section 2.1, if At Home recapitalizes, either through a subdivision (or stock split) of any of its outstanding shares of At Home Common Stock into a greater number of such shares, or a combination (or reverse stock split) of any of its outstanding shares of At Home Common Stock into a lesser number of such shares, or reorganizes, reclassifies or otherwise changes its outstanding shares of At Home Common Stock into the same or a different number of shares of other classes or series of At Home stock (other than through a subdivision or combination of shares provided for in the preceding clause), or declares a dividend on its outstanding shares payable in shares of At Home Common Stock or in shares or securities convertible into shares of At Home Common Stock (each, a "Capital Change") at any time after the Agreement Date and prior to the Effective Time, then the At Home Average Price Per Share and the Conversion Number, will each be proportionally and equitably adjusted.

  2.3  Effects of the Merger.  At and upon the Effective Time of the Merger:
       ---------------------

       (a) the separate existence of Sub will cease and Sub will be merged with and into Webshots, and Webshots will be the surviving corporation of the Merger (sometimes hereinafter referred to as the "Surviving Corporation") pursuant to the terms of this Agreement, the Agreement of Merger and the Certificate of Merger;

       (b) the Articles of Incorporation of Webshots will continue unchanged and be the Articles of Incorporation of the Surviving Corporation immediately after the Effective Time;

       (c) the Bylaws of Sub will become the Bylaws of the Surviving Corporation immediately after the Effective Time;

       (d) each share and fractional one-half share of Webshots Common Stock that is outstanding immediately prior to the Effective Time will be converted as provided in this Article 2;

       (e) each share of Sub Common Stock that is outstanding immediately prior to the Effective Time will be converted into one (1) share of Webshots Common Stock as provided in Section 2.1.1;

       (f) the officers of the Surviving Corporation immediately after the Effective Time will be those individuals who were the officers of Sub immediately prior to the Effective Time, and each such individual shall, immediately after the Effective Time, hold the same office or offices of the Surviving Corporation as the office or offices that such individual held with Sub immediately prior to the Effective Time;

       (g) the members of the Board of Directors of the Surviving Corporation immediately after the Effective Time will be the members of the Board of Directors of Sub; and

       (h) the Merger will, from and after the Effective Time, have all of the effects provided by applicable law.

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  2.4  Securities Law Issues.  At Home shall issue the shares of At Home Common
       ---------------------
Stock to be issued to the Webshots Shareholders in the Merger pursuant to
Section 2.1.2 pursuant to an exemption or exemptions from registration under
Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act") and/or Regulation D promulgated under the 1933 Act and the exemption from qualification under Section 25120 of the CCC provided by Section 25100(o) of the CCC. At Home and Webshots shall comply with all applicable provisions of, and rules under, the 1933 Act in connection with offering and issuance of shares of At Home Common Stock in the Merger.

  2.5  Tax-Free Reorganization; No Representations.  The parties intend to adopt
       -------------------------------------------
this Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) of the Code by virtue of the provisions of Section 368(a)(2)(E) of the Code. The parties shall not take any position on any tax returns or for any federal income tax purposes that is inconsistent with the treatment of this Agreement as a tax-free plan of reorganization as described above (except to the extent required to do so by applicable tax laws pursuant to a determination (as defined in Section 1313 of the Code) or any state equivalent); however, the parties make no representation regarding the tax treatment of the Merger, whether the Merger will qualify as a tax-free plan of reorganization under the Code, or any of the tax consequences to any Webshots Shareholder of this Agreement, the Merger or any of the other transactions or agreements contemplated hereby, and Webshots and the Webshots Shareholders acknowledge that Webshots and the Webshots Shareholders are relying solely on their own tax advisors in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement. At Home represents that as of the date of this Agreement, and as of the Closing Date, (i) it presently intends to continue Webshots' historic business or to use a significant portion of Webshots' business assets in a business, (ii) it has no plan or intention following the Merger to cause Webshots to issue additional shares of its stock that would result in At Home losing control of Webshots within the meaning of Section 368(c) of the Code, and (iii) it has no plan or intention to liquidate Webshots, to merge Webshots with or into another corporation (other than Sub), to sell or otherwise dispose of the stock of Webshots, to cause Webshots to sell or otherwise dispose of any substantial portion of the assets of Webshots other than in the ordinary course of business. At Home will not, in connection with the Merger, redeem its stock furnished in exchange for the Webshots Common Stock.

  2.6  Further Assurances.  If, at any time before or after the Effective Time,
       ------------------
At Home believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Merger or to carry out the purposes and intent of this Agreement at or after the Effective Time, then At Home, Webshots, the Surviving Corporation and their respective officers and directors shall execute and deliver all such proper deeds, assignments, instruments and assurances and do all other things necessary or desirable to consummate the Merger and to carry out the purposes and intent of this Agreement, in the name of Webshots or otherwise.

                                   ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF WEBSHOTS

  Webshots represents and warrants to At Home that, except as set forth in the letter addressed to At Home from Webshots and dated as of the Agreement Date (including all schedules thereto) which has been delivered by Webshots to At Home concurrently with the parties'

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execution of this Agreement (the "Webshots Disclosure Letter"), each of the representations, warranties and statements contained in the following sections of this Article 3 is true and correct as of the Agreement Date and will be true and correct on and as of the Closing Date. For all purposes of this Agreement, the statements contained in the Webshots Disclosure Letter and its schedules shall also be deemed to be representations and warranties made and given by Webshots under Article 3 of this Agreement.

  3.1  Organization and Good Standing.  Webshots is a corporation duly
       ------------------------------
organized, validly existing and in good standing under the laws of the State of California and has continuously been in good standing under the laws of California at all times since its inception. Webshots has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and, except as would not be material, is qualified to transact business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities make such qualification necessary. Webshots has delivered to At Home and its counsel, Fenwick & West LLP, true and correct copies of the currently effective Articles of Incorporation and Bylaws or other charter documents, as applicable, of Webshots and each of its subsidiaries (if any), each as amended to date. Neither Webshots nor any of its subsidiaries is in violation of its Articles of Incorporation, Bylaws or other charter documents.

  3.2  Subsidiaries. Webshots does not have any subsidiary or any equity or
       ------------
ownership interest, whether direct or indirect, in any corporation, partnership, limited liability company, joint venture or other business entity, including without limitation, any interest in an entity referred to in due diligence documents delivered by Webshots to At Home as "Dancing $ LLC." Webshots does not have any liabilities or obligations of any kind to "Dancing $ LLC."

  3.3  Power, Authorization and Validity.
       ---------------------------------

       3.3.1  Power and Authority.  Webshots has all requisite corporate power
              -------------------
and authority to enter into, execute, deliver, and perform its obligations under, this Agreement and all Webshots Ancillary Agreements and to consummate the Merger. The execution, delivery and performance by Webshots of this Agreement and each of the Webshots Ancillary Agreements have been duly and validly approved and authorized by Webshots' Board of Directors and Webshots' shareholders in full compliance with applicable law (including without limitation the CCC) and Webshots' Articles of Incorporation and Bylaws, each as amended.

       3.3.2  No Consents.  No consent, approval, order or authorization of, or
              -----------
registration, declaration or filing with, any court, administrative agency, commission or other governmental authority (each, a "Governmental Authority"), or any other person or entity, governmental or otherwise (including without limitation any consent, approval, order, authorization, registration, declaration or filing pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act")), is necessary or required to be made or obtained by Webshots to enable Webshots to lawfully execute and deliver, enter into, and to perform its obligations under, this Agreement and each of the Webshots Ancillary Agreements, or to consummate the Merger, except for: (a) the
                                                            ------ ---
filing of the Certificate of Merger with the Delaware Secretary of State as required under the Delaware General Corporation Law to effect the Merger; and
(b) the filing of the Agreement of Merger with the California Secretary of State as required under the CCC to effect the Merger.

       3.3.3  Enforceability.  This Agreement and each of the Webshots Ancillary
              --------------
Agreements are, or when executed by Webshots and the Webshots Shareholders will be, valid and binding obligations of Webshots and the Webshots Shareholders, enforceable against Webshots and the Webshots Shareholders in accordance with their respective terms, subject to the effect of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

  3.4  Capitalization of Webshots.
       --------------------------

       3.4.1  Outstanding Stock.  The authorized capital stock of Webshots
              -----------------
consists entirely of: (i) One Hundred Thousand (100,000) shares of Common Stock, no par value, of which a total of One Thousand Five Hundred (1,500) shares are issued and outstanding as of the Agreement Date. The numbers of issued and outstanding shares of Webshots Common Stock held by each of the Webshots Shareholders are set forth in Exhibit A. Except as expressly set forth in
                              ---------
Exhibit A, no shares of Webshots capital stock are issued or outstanding.
---------
Webshots holds no treasury shares. Each of the Webshots Shareholders has good and marketable title to that number of shares of Webshots Common Stock as set forth beside his/her name on Exhibit A, free and clear of all mortgages, deeds
                             ---------
of trust, security interests, pledges, liens, title retention devices, collateral assignments, claims, charges, restrictions or other encumbrances of any kind, except as may be imposed pursuant to the express terms of written
          ------
agreements, copies of which have been delivered to At Home and its counsel, Fenwick & West LLP, or as may be imposed by applicable federal or state securities laws.

  As of the Closing Date, there will have been no change in the authorized or outstanding capital stock of Webshots as represented in the foregoing sentences of this Section 3.4.1 All issued and outstanding shares of Webshots' Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any claim, lien, preemptive right, right of first refusal, right of first offer or right of rescission, and have been offered, issued, sold and delivered by Webshots in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of all applicable federal and state securities laws. All shares of capital stock of Auralis (as defined below) that were issued and outstanding at the effective time of the Auralis Merger (as defined below) had been duly authorized and validly issued by Auralis, were, as of the time of the Auralis Merger, fully paid and nonassessable, and had been offered, issued, sold and delivered by Auralis in compliance with all registration, qualification and other requirements of all applicable federal and state securities laws(or applicable exemptions therefrom).

       3.4.2  No Options, Warrants or Rights. There are no options, warrants,
              ------------------------------
convertible securities or other securities, calls, commitments, conversion privileges, preemptive rights, rights of first refusal, rights of first offer or other rights or agreements outstanding to purchase or otherwise acquire (whether directly or indirectly) any shares of Webshots' authorized but unissued capital stock or any securities convertible into or exchangeable for any shares of Webshots' capital stock or obligating Webshots to grant, issue, extend, or enter into any such option, warrant, convertible security or other security, call, commitment, conversion privilege, preemptive right, right of first refusal, right of first offer or other right or agreement. To Webshots' knowledge , no person or entity holds, or has any option, warrant or other right to acquire, any issued and outstanding shares of the capital stock of Webshots from any holder of shares of the capital stock of Webshots.

       3.4.3  No Voting Arrangements or Registration Rights.  There are no
              ---------------------------------------------
voting agreements, voting trusts, proxies, preemptive rights, rights of first refusal, rights of first offer or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of Webshots' outstanding stock or other securities or to the conversion of any shares of Webshots' capital stock in the Merger pursuant to any agreement or obligation to which Webshots is a party or, to Webshots' knowledge, pursuant to any other agreement or obligation. Webshots is not under any obligation to register under the 1933 Act any of its presently outstanding shares of stock or other securities or any stock or other securities that may be subsequently issued.

  3.5  No Conflict.  Neither the execution and delivery of this Agreement nor
       -----------
any of the Webshots Ancillary Agreements by Webshots, nor the consummation of the Merger or any of the other transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of: (i) any provision of the Articles of Incorporation or Bylaws or other charter documents of Webshots or any of its subsidiaries (if any) as currently in effect; (ii) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Webshots or any of its subsidiaries (if any) or any of their respective material assets or properties; or (iii) any material instrument, agreement, contract, undertaking, understanding, letter of intent, memorandum of understanding or commitment (whether verbal or in writing) to which Webshots or any of its subsidiaries (if any) is a party or by which Webshots or any of its subsidiaries (if any) or any of their respective assets or properties are bound. Neither Webshots' entering into this Agreement nor the consummation of the Merger will give rise to, or trigger the application of, any rights of any third party that would come into effect upon the effectiveness of the Merger. The consummation of the Merger by Webshots will not require the consent, release, waiver or approval of any third party (including without limitation the consent of any party required to be obtained in order to keep any agreement or contract between such party and Webshots (or any of its subsidiaries) in effect following the Merger or to provide that Webshots (and/or any of its subsidiaries) is not in breach or violation of any such contract or agreement following the Merger), other than the required approval of Webshots' shareholders.

  3.6  Litigation.  There is no action, claim, suit, arbitration, mediation,
       ----------
proceeding, claim or investigation pending against Webshots or any of its subsidiaries (or against any officer, director, employee or agent of Webshots or any of its subsidiaries in their capacity as such or relating to their employment, services or relationship with Webshots or such subsidiary) before any court, administrative agency or arbitrator, nor, to Webshots' knowledge, has any such action, suit, proceeding, arbitration, mediation, claim or investigation been threatened. There is no judgment, decree, injunction, rule or order of any governmental entity or agency, court or arbitrator outstanding against Webshots. There is no basis for any person, firm, corporation or other entity to assert a claim against Webshots based upon: (a) Webshots' entering into this Agreement or any Webshots Ancillary Agreement or consummating the Merger or any of the transactions contemplated by this Agreement or any Webshots Ancillary Agreement; (b) a claim of ownership of, or options, warrants or other rights to acquire ownership of, any shares of the capital stock of Webshots or any rights as a Webshots shareholder, including any option, warrant or preemptive rights or rights to notice or to vote; except for the normal rights
                                                  ------
of the Webshots

Shareholders with respect to the Webshots Common Stock shown as being owned by such persons Exhibit A.
             ---------

  3.7  Taxes.
       -----

       3.7.1 Effective as of February 19, 1995, Webshots' predecessor in interest ("Auralis," as defined below) made a valid election under Section 1362 of the Code and any corresponding state or local tax provision to be an S corporation within the meaning of Sections 1361 and 1362 of the Code effective for all taxable periods beginning on or subsequent to February 19, 1995 which S corporation status was assumed by Webshots effective upon the Auralis Merger (as defined below) and which election is still currently in effect. Auralis and the shareholders of Auralis and Webshots and the Webshots Shareholders have not taken any action inconsistent with the requirements of Auralis's and then Webshots' S corporation status, nor have Auralis or any of the shareholders of Auralis or Webshots or any of the Webshots Shareholders failed to take any action required in order to maintain Auralis', then Webshots' S Corporation status, and Auralis' S corporation election has not been terminated (whether inadvertently or otherwise) since such effective date.

       3.7.2 Webshots has timely filed all federal, state, local and foreign tax returns required to be filed by it, has timely paid all taxes required to be paid by it for which payment is due, has established an adequate accrual or reserve for the payment of all taxes payable in respect of the periods subsequent to the periods covered by its most recent applicable tax returns (which accrual or reserve as of the Balance Sheet Date (as defined in Section
3.8 below) is fully reflected on the Balance Sheet (as defined in Section 3.8 below) and in any more recent balance sheet of Webshots provided by Webshots to At Home on or before the Agreement Date), has made all necessary estimated tax payments, and has no liability for taxes for any periods ending prior to or including the Closing Date in excess of the amount so paid or accruals or reserves so established. Webshots is not delinquent in the payment of any tax or in the filing of any tax returns, and no deficiencies for any tax have been threatened, claimed, proposed or assessed against Webshots, any of its subsidiaries, or any of the officers, employees or agents of Webshots or any of its subsidiaries in their capacity as such. All tax liabilities of the Webshots' Shareholders or Webshots arising by virtue of Auralis' S Corporation election (which was assumed by Webshots effective upon the Auralis Merger) (including without limitation the corporate level built in gain taxes described in Section 1374 of the Code) have been paid or will be paid by the Webshots Shareholders no matter when assessed. Webshots has not received any notification from the Internal Revenue Service or any other taxing authority regarding any material issues that: (a) are currently pending before the Internal Revenue Service or any other taxing authority (including but not limited to any sales or use tax authority) regarding Webshots or any of its subsidiaries or (b) have been raised by the Internal Revenue Service or other taxing authority and not yet finally resolved. No tax return of Webshots or any of its subsidiaries is under audit by the Internal Revenue Service or any state or local taxing agency or authority and any such past audits (if any) have been completed and fully resolved to the satisfaction of the applicable tax authority conducting such audit and all taxes and any penalties or interest determined by such audit to be due from Webshots or any of its subsidiaries have been paid in full to the applicable taxing authorities. No tax liens are currently in effect against any assets of Webshots or any of its subsidiaries. There is not in effect any waiver by Webshots of any statute of limitations with respect to any taxes or agreed to any extension of time for filing any tax return which has not been filed; and Webshots has not consented to extend to a date later than the date hereof the period in which any tax may be assessed or collected by any taxing authority. Webshots is not a "personal holding company" within the meaning of the Code. Webshots has not filed any election under Section 341(f) of the Code. Section 1374 of the Code will not apply to any gain realized by Webshots as a result of the Merger. Webshots and its subsidiaries have each withheld with respect to each of its employees and independent contractors all taxes, including but not limited to federal and state income taxes, FICA, Medicare, FUTA and other taxes, required to be withheld, and paid such withheld amounts to the appropriate tax authority within the time prescribed by law.

       3.7.3 For the purposes of this Section, the terms "tax" and "taxes" include all federal, state, local and foreign income, alternative or add-on minimum income, gains, franchise, excise, property, property transfer, sales, use, employment, license, payroll, ad valorem, documentary, stamp, withholding, occupation, recording, value added or transfer taxes, governmental charges, fees, customs duties, levies or assessments (whether payable directly or by withholding), and, with respect to any such taxes, any estimated tax, interest, fines and penalties or additions to tax and interest on such fines, penalties and additions to tax.

  3.8  Webshots Financial Statements.  Webshots has delivered to At Home as an
       -----------------------------
attachment to the Webshots Disclosure Letter the unaudited consolidated balance sheets of Webshots as of December 31, 1995, December 31, 1996 and December 31, 1997 as set forth in the 1995 U.S. Income Tax Return for Auralis and as of December 31, 1996, December 31, 1996 and December 31, 1997, respectively, the unaudited consolidated balance sheets of Webshots as of December 31, 1998 and June 30, 1999 and Webshots' unaudited consolidated statements of operations for the year ended December 31, 1998 and the six month period ended June 30, 1999 (all such financial statements of Webshots and any notes thereto are hereinafter collectively referred to as the "Webshots Financial Statements"). The Webshots Financial Statements (a) are derived from and in accordance with the books and records of Webshots, (b) fairly present the financial condition of Webshots at the dates therein indicated and the results of operations for the periods therein specified and (c) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods except for any absence of notes thereto. Webshots has no material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except for (i) those shown on Webshots' unaudited balance sheet as of June 30, 1999 included in the Webshots Financial Statements (the "Balance Sheet"), and (ii) those that may have been incurred after June 30, 1999 (the "Balance Sheet Date") in the ordinary course of Webshots' business consistent with its past practices, and that are not material in amount, either individually or collectively, and are not required to be set forth in the Balance Sheet under generally accepted accounting principles. All reserves established by Webshots that are set forth in or reflected in the Balance Sheet are reasonably adequate. At the Balance Sheet Date, there were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) which are not adequately provided for in the Balance Sheet as required by said Statement No. 5.

  3.9  Title to Properties.  Webshots and each of its subsidiaries have good and
       -------------------
marketable title to all of their respective assets and properties (including but not limited to those shown on the Balance Sheet), free and clear of all mortgages, deeds of trust, security interests, pledges, liens, title retention devices, collateral assignments, claims, charges, restrictions or other encumbrances of any kind (other than liens for current taxes that are not yet due and payable). All machinery, vehicles, equipment and other tangible personal property owned or leased by Webshots and its subsidiaries or used in its business are in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which Webshots or any of its subsidiaries is a party are fully effective and afford Webshots or its subsidiary, as applicable, peaceful and undisturbed leasehold possession of the real or personal property that is the subject of the lease. Neither Webshots or any of its subsidiaries is in violation of any zoning, building, safety or, to Webshots' knowledge, environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned or leased properties, nor has Webshots received any notice of violation of law with which it has not complied. Neither Webshots nor any of its subsidiaries owns any real property.

  3.10  Absence of Certain Changes.  Since the Balance Sheet Date, there has not
        --------------------------
been with respect to Webshots or any of its subsidiaries any:

        (a)  Material Adverse Change;

        (b) amendment or change in the Articles of Incorporation or Bylaws of Webshots;

        (c) incurrence, creation or assumption by Webshots or any of its subsidiaries of (i) any mortgage, deed of trust, security interest, pledge, lien, title retention device, collateral assignment, claim, charge, restriction or other encumbrance of any kind on any of the assets or properties of Webshots or any of its subsidiaries; or (ii) any obligation or liability or any indebtedness for borrowed money;

        (d) grant or issuance of any options, warrants or other rights to acquire from Webshots or any of its subsidiaries, directly or indirectly, or any offer, issuance or sale by Webshots of any debt or equity securities of Webshots or any of its subsidiaries;

        (e) any acceleration or release of any vesting condition to the right to exercise any option, warrant or other right to purchase or otherwise acquire any shares of Webshots' capital stock, or any acceleration or release of any right to repurchase shares of Webshots' capital stock upon the shareholder's termination of employment or services with Webshots or any subsidiary of Webshots or pursuant to any right of first refusal;

        (f) payment or discharge by Webshots or any of its subsidiaries of any security interest, lien, claim, or encumbrance of any kind on any asset or property of Webshots or any of its subsidiaries, or the payment or discharge of any liability that was not either shown on the Balance Sheet or incurred in the ordinary course of Webshots' business after the Balance Sheet Date in an amount not in excess of $20,000 for any single liability to a particular creditor;

        (g) purchase, license, sale, assignment or other disposition or transfer, or any agreement or other arrangement for the purchase, license, sale, assignment or other disposition or transfer, of any of the assets, properties or goodwill of Webshots other than a license of any product or products of Webshots or any of its subsidiaries made in the ordinary course of Webshots' business;

        (h) damage, destruction or loss of any property or asset, whether or not covered by insurance, having (or likely with the passage of time to have) a Material Adverse Effect on Webshots;

        (i) declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of Webshots, any split, combination or recapitalization of the capital stock of Webshots or any direct or indirect redemption, purchase or other acquisition of any capital stock of Webshots or any change in any rights, preferences, privileges or restrictions of any outstanding security of Webshots;

        (j) change or increase in the compensation payable or to become payable to any of the officers, directors, or employees of Webshots or any of its subsidiaries, or any bonus or pension, insurance or other benefit payment or arrangement (including without limitation stock awards, stock option grants, stock appreciation rights or stock option grants) made to or with any of such officers, employees or agents except in connection with normal employee salary or performance reviews or otherwise in the ordinary course of Webshots' business;

        (k) change with respect to the management, supervisory or other key personnel of Webshots;

        (l) obligation or liability incurred by Webshots or any of its subsidiaries to any of its officers, directors or shareholders, except for normal and customary compensation and expense allowances payable to officers in the ordinary course of Webshots' business;

        (m) making by Webshots or any of its subsidiaries of any loan, advance or capital contribution to, or any investment in, any officer, director or shareholder of Webshots or any firm or business enterprise in which any such person had a direct or indirect material interest at the time of such loan, advance, capital contribution or investment;

        (n) entering into, amendment of, relinquishment, termination or non-renewal by Webshots of any contract, lease, transaction, commitment or other right or obligation other than in the ordinary course of its business or any written or oral indication or assertion by the other party thereto of any material problems with Webshots' (or any of its subsidiaries') services or performance under such contract, lease, transaction, commitment or other right or obligation or its desire to so amend, relinquish, terminate or not renew any such contract, lease, transaction, commitment or other right or obligation;

        (o) material change in the manner in which Webshots or any of its subsidiaries extends discounts, credits or warranties to customers or otherwise deals with its customers;

        (p) entering into by Webshots or any of its subsidiaries of any transaction, contract or agreement that by its terms requires or contemplates a current and/or future financial commitment, expense (inclusive of overhead expense) or obligation on the part of Webshots or any of its subsidiaries involving in excess of $100,000 or that is not entered into in the ordinary course of Webshots' business, or the conduct of any business or operations other than in the ordinary course of Webshots' business;

        (q) any license, transfer or grant of a right under any Webshots IP Rights (as defined in Section 3.13 below), other than those licensed, transferred or granted in the ordinary course of Webshots' business consistent with its past practices; or

        (r) any agreement or arrangement made by Webshots or any of its subsidiaries to take any action which, if taken prior to the Agreement Date, would have made any representation or warranty of Webshots set forth in Article 3 of this Agreement untrue or incorrect as of the date when made.

  3.11  Contracts and Commitments/Licenses and Permits.  Schedule 3.11 to the
        ----------------------------------------------   -------------
Webshots Disclosure Letter sets forth a list of each of the following (i) written or oral contracts, agreements, commitments or other instruments to which Webshots or any of its subsidiaries is a party or to which Webshots or any of its subsidiaries or any of their respective assets or properties is bound and
(ii) licenses and permits held by Webshots:

        (a) any website hosting, website linking, content or data sharing, data feed, information exchange, advertising, fee sharing, lead or customer referral, commerce, co-branding, framing, service, order or transaction processing or similar agreement relating to any aspect or element of any of the Webshots Websites or any other website;

        (b) any distributor, OEM (Original Equipment Manufacturer), VAR (Value Added Reseller), sales representative or similar agreement under which any third party is authorized to sell, sublicense, lease, distribute, market or take orders for, any product, service or technology of Webshots or any of its subsidiaries;

        (c) any continuing contract for the future purchase, sale, license, provision or manufacture of products, material, supplies, equipment or services requiring payment to or from Webshots or any of its subsidiaries in an amount in excess of $50,000 per annum which is not terminable on ninety (90) or fewer days' notice without cost or other liability to Webshots;

        (d) any contract or commitment in which Webshots or any of its subsidiaries has granted or received most favored customer pricing provisions or exclusive marketing or on-line distribution rights relating to any product or service, group of products or services, market or geographic territory;

        (e) any contract providing for the development of any software, content (including without limitation textual content and visual or graphics content), technology or intellectual property for (or for the benefit or use of) Webshots and/or any of its subsidiaries, or providing for the purchase or license of any software, content (including without limitation textual content and visual or graphics content), technology or intellectual property to (or for the benefit or use of) Webshots and/or any of its subsidiaries, which software, content, technology or intellectual property is in any manner used or incorporated (or is contemplated by Webshots to be used or incorporated) (i) in connection with any aspect or element of any of the Webshots Websites; (ii) in any product or service currently sold, licensed, provided, leased, distributed or marketed by Webshots or any of its subsidiaries (other than software generally available to
                                     ----- ----
the public at a per copy license fee of less than $2,000 per copy);

        (f) any joint venture or partnership contract or agreement or other agreement which has involved, or is reasonably expected to involve, a sharing of profits, expenses or losses with any other party;

        (g) any contract or commitment for or relating to the employment of any officer, employee or consultant of Webshots or any of its subsidiaries or any other type of contract or understanding with any officer, employee or consultant of Webshots or any of its subsidiaries that is not immediately terminable by Webshots or the applicable Webshots subsidiary without cost or other liability;

        (h) any indenture, mortgage, trust deed, promissory note, loan agreement, security agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

        (i) any lease or other agreement under which Webshots or any of its subsidiaries is lessee of or holds or operates any items of tangible personal property or real property owned by any third party and under which payments to such third party exceed $10,000 per annum;

        (j) any agreement or arrangement for the sale, licensing or leasing of any assets, properties, products, services or rights having a value in excess of $20,000;

        (k) any agreement that restricts Webshots or any of its subsidiaries from engaging in any aspect of its business, from participating or competing in any line of business or market or that restricts Webshots or any of its subsidiaries from engaging in any business in any market or geographic area;

        (l)  any Webshots IP Rights Agreement (as defined in Section 3.13);

        (m) any agreement relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any shares of capital stock or other securities of Webshots or any of its subsidiaries or any options, warrants or other rights to purchase or otherwise acquire any such shares of stock, other securities or options, warrants or other rights therefor;

        (n) consulting or similar agreement under which Webshots or any of its subsidiaries provides any advice or services to a third party for an annual compensation to Webshots of $20,000 per year or more;

        (o)  any contract with or commitment to any labor union;

        (p) any contract or arrangement under which Webshots or any of its subsidiaries has made any commitment to develop any new technology, to deliver any software currently under development or to enhance or customize any software;

        (q) any other agreement, contract, commitment or instrument that is material to the business of Webshots or any of its subsidiaries or that involves a future commitment by Webshots or any of its subsidiaries in excess of $50,000; and

        (r)  any Governmental Permit (as defined in Section 3.14.6).

        A true and complete copy of each agreement or document required by this subsections (a) through (q) of this Section to be listed on Schedule 3.11 to the
                                                            -------------
Webshots Disclosure Letter (such agreements and documents being hereinafter collectively referred to as the "Webshots Material Agreements") and a copy of each Governmental Permit required by subsection (r) of this Section to be listed on Schedule 3.11 to the Webshots
                                               -------------
Disclosure Letter has been delivered to At Home's counsel, Fenwick & West LLP.

  3.12  No Default; No Consent Required; No Restrictions.  Neither Webshots nor
        ------------------------------------------------
any of its subsidiaries is in material breach or default under any Webshots Material Agreement. Neither Webshots nor any of its subsidiaries is a party to any contract, agreement or arrangement which has had, or could reasonably be expected to have, a Material Adverse Effect on Webshots. Neither Webshots nor any of its subsidiaries has any material liability for renegotiation of government contracts or subcontracts, if any. Except as set forth in Schedule
                                                                      --------
3.12 to the Webshots Disclosure Letter, no consent or approval of any third
----
party is required to ensure that, following the Effective Time, any Webshots Material Agreement will continue to be in full force and effect without any breach or violation thereof caused by virtue of the Merger or by any other transaction called for by this Agreement or any Webshots Ancillary Agreement. Neither Webshots nor any of its subsidiaries is a party to, and no asset or property of Webshots or any of its subsidiaries is bound or affected by, any judgment, injunction, order, decree, contract, covenant or agreement (noncompete or otherwise) that restricts or prohibits (or purports to restrict or prohibit) Webshots or any of its subsidiaries from freely engaging in any business now conducted by any of them or from competing anywhere in the world (including without limitation any contracts, covenants or agreements restricting the geographic area in which Webshots or any of its subsidiaries may sell, license, market, distribute or support any products or technology or provide services, or restricting the markets, customers or industries that Webshots or any of its subsidiaries may address in operating their respective businesses), or includes any grants by Webshots of exclusive licenses. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, (a) result in a violation or breach of any of the provisions of any Webshots Material Agreement, (b) give any third party (i) the right to declare a default or exercise any remedy under any Webshots Material Agreement, (ii) the right to a rebate, chargeback, penalty or change in delivery schedule under any Webshots Material Agreement, (iii) the right to accelerate the maturity or performance of any obligation of Webshots or any of its subsidiaries under any Webshots Material Agreement, or (iv) the right to cancel, terminate or modify any Webshots Material Agreement, except in each such case for such defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on Webshots. Neither Webshots nor any subsidiary of Webshots has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Webshots Material Agreement.

  3.13  Intellectual Property.
        ---------------------

        3.13.1 Webshots and its subsidiaries own, or have the valid right or license to use, possess, sell or license, all Intellectual Property (as defined below) necessary or required for the conduct of the business of Webshots and its subsidiaries as presently conducted and as presently proposed to be conducted, including without limitation, the operation of each of the Webshots Websites (such Intellectual Property being hereinafter collectively referred to as the "Webshots IP Rights"), and such rights to use, possess, sell or license are sufficient for such conduct of such business. As used herein, the term "Intellectual Property" means, collectively, all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark registrations and applications therefor, trade dress rights, trade names, service marks, service mark registrations and applications therefor, Internet domain names, Internet and World Wide Web URLs or addresses, copyrights, copyright registrations and applications therefor, mask work rights, mask work registrations and applications therefor, franchises, licenses, inventions, trade secrets, know-how, customer lists, supplier lists, proprietary processes and formulae, software source code and object code, algorithms, net lists, architectures, structures, screen displays, layouts, inventions, development tools, designs, blueprints, specifications, technical drawings (or similar information in electronic format) and all documentation and media constituting, describing or relating to the foregoing, including, without limitation, manuals, programmers' notes, memoranda and records.

        3.13.2 Neither the execution, delivery and performance of this Agreement, the Agreement of Merger, the Certificate of Merger, or the consummation of the Merger and the other transactions contemplated hereby and/or by Webshots Ancillary Agreements will: (a) constitute a material breach of or default under any instrument, contract, license or other agreement governing any Webshots IP Right to which Webshots or any of its subsidiaries is a party (collectively, the "Webshots IP Rights Agreements"); (b) cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any Webshots IP Right; or (c) materially impair the right of Webshots or the Surviving Corporation to use, possess, sell or license any Webshots IP Right or portion thereof. There are no royalties, honoraria, fees or other payments payable by Webshots or any of its subsidiaries to any third person by reason of the ownership, use, possession, license, sale, marketing, advertising or disposition of any Webshots IP Rights by Webshots or any of its subsidiaries.

        3.13.3 Neither the manufacture, marketing, license, sale, furnishing or intended use of any product or service (including without limitation any service offered to users of any of the Webshots Websites) currently licensed, utilized, sold, provided or furnished by Webshots or any of its subsidiaries or currently under development by Webshots or any of its subsidiaries violates any license or agreement between Webshots and any third party or infringes or misappropriates any Intellectual Property Right of any other party; and there is no pending or, to the knowledge of Webshots, threatened, claim or litigation contesting the validity, ownership or right of Webshots or any of its subsidiaries to use, possess, sell, market, advertise, license or dispose of any Webshots IP Right nor, to the knowledge of Webshots, is there any basis for any such claim, nor has Webshots received any notice asserting that any Webshots IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the knowledge of Webshots, is there any basis for any such assertion.

        3.13.4 To Webshots' knowledge, no employee, consultant or independent contractor of Webshots or any subsidiary of Webshots: (a) is in material violation of any term or covenant of any employment contract, patent disclosure agreement, invention assignment agreement, non-disclosure agreement, noncompetition agreement or any other contract or agreement with any other party by virtue of such employee's, consultant's, or independent contractor's being employed by, or performing services for, Webshots or such subsidiary or using trade secrets or proprietary information of others, or that would be likely to have a Material Adverse Effect on Webshots; or (b) has developed any technology, software or other copyrightable, patentable, or otherwise proprietary work for Webshots or any of its subsidiaries that is subject to any agreement under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights (including without limitation Intellectual Property) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work or any Intellectual Property related thereto. To Webshots' knowledge, the employment of any employee of Webshots or any subsidiary of Webshots or the use by

Webshots or any subsidiary of Webshots of the services of any consultant or independent contractor does not subject Webshots or any such subsidiary to any liability to any third party.

          3.13.5 Webshots has taken all necessary and appropriate steps to protect, preserve and maintain the secrecy and confidentiality of the Webshots IP Rights and all Webshots' ownership interests and proprietary rights therein. All officers, employees and consultants of Webshots and its subsidiaries having access to proprietary information of Webshots or its subsidiaries, its customers or business partners, have executed and delivered to Webshots an agreement regarding the protection of such proprietary information and the assignment of inventions to Webshots; and copies of the form of all such agreements have been delivered to At Home's counsel. Webshots has secured written assignments from all consultants, contractors and employees who were involved in, or who contributed to, the creation or development of any Webshots IP Rights, of the rights to such contributions that may be owned by such persons or that Webshots does not already own by operation of law. No current or former employee, officer, director, consultant or independent contractor of Webshots or of any subsidiary of Webshots has any right, license, claim or interest whatsoever in or with respect to any Webshots IP Rights.

          3.13.6  Schedule 3.13.6 to the Webshots Disclosure Letter contains a
                  ---------------
complete list of (i) all worldwide registrations of any patents, copyrights, mask works, trademarks, service marks, Internet domain names or Internet or World Wide Web URLs or addresses with any governmental or quasi-governmental authority; (ii) all applications, registrations, filings and other formal actions made or taken pursuant to federal, state and foreign laws by Webshots to secure, perfect or protect its interest in Webshots IP Rights, including, without limitation, all patent applications, copyright applications, and applications for registration of trademarks and service marks, (iii) all unregistered copyrights, trademarks and service marks. All patents, and all registered trademarks, service marks, Internet domain names, Internet or World Wide Web URLs or addresses and copyrights held by Webshots or its subsidiaries are valid, enforceable and subsisting.

          3.13.7  Schedule 3.13.7 to the Webshots Disclosure Letter contains a
                  ---------------
complete list of (i) all licenses, sublicenses and other agreements as to which Webshots or any of its subsidiaries is a party and pursuant to which any person or entity is authorized to use any Webshots IP Rights, and (ii) all licenses, sublicenses and other agreements as to which Webshots or any of its subsidiaries is a party and pursuant to which Webshots or any of its subsidiaries is authorized to use any third party patents, trademarks, Internet domain names, Internet or World Wide Web URLs or addresses, or copyrights, including but not limited to software ("Third Party IP Rights") which would be infringed by, or are incorporated in, or form a part of, any product or service sold, licensed, distributed, provided or marketed by Webshots or any of its subsidiaries.

          3.13.8 Neither Webshots nor any of its subsidiaries, nor any other party acting on its or their behalf, has disclosed or delivered to any party, or permitted the disclosure or delivery to any escrow agent or other party, of any Webshots Source Code (as defined below). No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, result in the disclosure or delivery to any party of any Webshots Source Code (as defined below). Schedule 3.13.8 of
                                                              ---------------
the Webshots Disclosure Letter identifies each contract, agreement and instrument (whether written or oral) pursuant to which Webshots has deposited, or is or may be required to deposit, with an escrowholder or any other party, any Webshots Source Code and further describes whether the execution of this Agreement or the consummation of the Merger or any of the other transactions contemplated hereby, in and of itself, would reasonably be expected to result in the release from escrow of any Webshots Source Code. As used in this Section 3.13.8, "Webshots Source Code" means, collectively, any software source code, or any material portion or aspect of the software source code, or any material proprietary information or algorithm contained in or relating to any software source code, of any Webshots IP Rights or any other product marketed by Webshots.

          3.13.9 To Webshots' knowledge, there is no unauthorized use, disclosure, infringement or misappropriation of any Webshots IP Rights or any of its subsidiaries by any third party, including any employee or former employee of Webshots or any of its subsidiaries. Neither Webshots nor any of its subsidiaries has agreed to indemnify any person for any infringement of any Intellectual Property of any third party by any product or service that has been sold, licensed, leased, supplied, marketed, distributed, or provided by Webshots.

          3.13.10 To Webshots' knowledge, all software developed by Webshots and licensed by Webshots or any of its subsidiaries to customers and all other products manufactured, sold, licensed, leased or delivered by Webshots or any of its subsidiaries to customers and all services provided by Webshots or any of its subsidiaries to customers on or prior to the Closing Date conform in all material respects to applicable contractual commitments, express and implied warranties, product specifications and product documentation and to any representations provided to customers and neither Webshots nor any of its subsidiaries has any material liability (and, to Webshots' knowledge, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Webshots or any of its subsidiaries giving rise to any liability that could have a Material Adverse Effect on Webshots) for replacement or repair thereof or other damages in connection therewith in excess of any reserves therefor reflected on the Balance Sheet.

          3.13.11 All of the software developed, owned, licensed and/or marketed or distributed by Webshots or any of its subsidiaries or utilized by Webshots in connection with any of the Webshots Websites are Year 2000 Compliant (as defined below) "Year 2000 Compliant" means, as applied to a software, that:
(i) such software will operate and correctly store, represent and process (including sort) all dates (including single and multi-century formulas and leap year calculations), such that errors will not occur when the date being used is in the Year 2000, or in a year preceding or following the Year 2000; (ii) such software has been written and tested to support numeric and date transitions from the twentieth century to the twenty-first century, and back (including without limitation all calculations, aging, reporting, printing, displays, reversals, disaster and vital records recoveries) without error, corruption or impact to current and/or future operations; and (iii) such software will function without error or interruption related to any date information, specifically including errors or interruptions from functions which may involve date information from more than one century.

    3.14  Compliance with Laws.
          --------------------

          3.14.1 Webshots and each of its subsidiaries has complied, and is now and at the Closing Date will be in compliance with, all applicable federal, state, local or foreign laws, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments, and decrees applicable to it or to its assets, properties, and business (and any regulations promulgated thereunder) (collectively, "Applicable Law") except for such non-compliance which, in the aggregate, could not reasonably be considered material. Webshots and each of its subsidiaries hold all valid licenses and other governmental permits that are necessary and/or legally required to be held by them to conduct their respective businesses as presently conducted.

          3.14.2 Each of the Webshots Websites and all materials distributed or marketed by Webshots have at all times made all disclosures to users or customers required by Applicable Law and none of such disclosures made or contained in any Webshots Website or in any such materials have been materially inaccurate, misleading or deceptive.

          3.14.3 Webshots and each of its subsidiaries has at all times been in compliance with Applicable Laws relating to the privacy of users of each of the Webshots Websites.

          3.14.4 Webshots and each of its subsidiaries holds all permits, licenses and approvals from, and has made all filings with, government (and quasi-governmental) agencies and authorities, that are necessary for Webshots to conduct its present business without any violation of Applicable Law ("Governmental Permits") and all such Governmental Permits are in full force and effect. Neither Webshots nor any of its subsidiaries has received any notice or other communication from any Governmental Authority (or quasi-governmental authority) regarding (a) any actual or possible violation of law or any Governmental Permit or any failure to comply with any term or requirement of any Governmental Permit, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Permit.

          3.14.5 Neither Webshots nor any of its subsidiaries, nor any director, officer, agent or employee of Webshots and/or any of its subsidiaries, has, for or on behalf of Webshots or any of its subsidiaries, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

    3.15  Certain Transactions and Agreements.  None of the officers, directors,
          -----------------------------------
employees or shareholders of Webshots, nor any member of their immediate families, has any direct or indirect ownership interest in any firm or corporation that competes with, or does business with, or has any contractual arrangement with, Webshots (except with respect to any interest in less than one percent (1%) of the stock of any corporation whose stock is publicly traded). None of said officers, directors, employees or shareholders or any member of their immediate families, is a party to, or otherwise directly or indirectly interested in, any contract or informal arrangement with Webshots, except for normal compensation for services as an officer, director or employee thereof that have been disclosed to At Home and except for agreements related to the purchase of the stock of Webshots by such persons. None of said officers, directors, employees, shareholders or family members has any interest in any property, real or personal, tangible or intangible (including but not limited to any Webshots IP Rights or any other Intellectual Property) that is used in, or that pertains to, the business of Webshots, except for the normal rights of a shareholder.

    3.16  Employees, ERISA and Other Compliance.
          -------------------------------------

          3.16.1 Webshots and its subsidiaries are in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, immigration, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters. A list of all employees, officers and consultants of Webshots and its subsidiaries and their current title and/or job description and compensation is set forth on Schedule 3.16.1 to Webshots Disclosure Letter.
                                 ---------------
Webshots and its subsidiaries do not have any employment contracts or consulting agreements currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions).

          3.16.2 Neither Webshots nor any of its subsidiaries (i) now is, nor has ever been, subject to a union organizing effort, (ii) is subject to any collective bargaining agreement with respect to any of its employees, (iii) is subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization or (iv) has any current labor disputes. Webshots and its subsidiaries have good labor relations, and have no knowledge of any facts indicating that the consummation of the Merger or any of the other transactions contemplated hereby will have a material adverse effect on such labor relations, and have no knowledge that any of their key employees intends to leave their employ. All of the employees of Webshots and its subsidiaries are legally permitted to be employed by Webshots or its subsidiaries in the United States of America in their current job capacities.

          3.16.3 Neither Webshots nor any of its subsidiaries has any pension plan which constitutes, or has since the enactment of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") constituted, a "multiemployer plan" as defined in Section 3(37) of ERISA. No pension plan of Webshots or any of its subsidiaries is subject to Title IV of ERISA.

          3.16.4  (a)  Schedule 3.16.4 to the Webshots Disclosure Letter lists
                       ---------------
each employment, severance or other similar contract, arrangement or policy, each "employee benefit plan" as defined in Section 3(3) of ERISA and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors which is entered into, maintained or contributed to by Webshots or any of its subsidiaries and covers any employee or former employee of Webshots or any of its subsidiaries. Such contracts, plans and arrangements as are described in this Section 3.16.4 are hereinafter collectively referred to as "Webshots Benefit Arrangements."

                  (b) Each Webshots Benefit Arrangement has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Webshots Benefit Arrangement, and each such Webshots Benefit Arrangement that is an "employee pension benefit plan" as defined in Section 3(2) of ERISA which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter that such plan satisfied the requirements of the Tax Reform Act of 1986 (a copy of which letter(s) have been delivered to At Home and its counsel).

                  (c) Webshots has delivered to At Home or its counsel a complete and correct copy and description of each Webshots Benefit Arrangement.

                  (d) Webshots (and/or its subsidiary, if applicable) has timely filed and delivered to At Home and its counsel the most recent annual report (Form 5500) for each Webshots Benefit Arrangement that is an "employee benefit plan" as defined under ERISA.

                  (e) Neither Webshots nor any of its subsidiaries has ever been a participant in any "prohibited transaction", within the meaning of
Section 406 of ERISA with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) which Webshots or any of its subsidiaries sponsors as employer or in which Webshots or any of its subsidiaries participates as an employer, which was not otherwise exempt pursuant to Section 408 of ERISA (including any individual exemption granted under Section 408(a) of ERISA), or which could result in an excise tax under the Code.

                  (f) All contributions due from Webshots or any of its subsidiaries with respect to any of Webshots Benefit Arrangements have been made or have been accrued on Webshots' financial statements (including without limitation the Webshots Financial Statements), and no further contributions will be due or will have accrued thereunder as of the Closing Date.

                  (g) All individuals who, pursuant to the terms of any Webshots Benefit Arrangement, are entitled to participate in any such Webshots Benefit Arrangement, are currently participating in such Webshots Benefit Arrangement or have been offered an opportunity to do so and have declined in writing.

          3.16.5 There has been no amendment to, written interpretation or announcement (whether or not written) by Webshots relating to, or change in employee participation or coverage under, any Webshots Benefit Arrangement that would increase materially the expense of maintaining such Webshots Benefit Arrangement above the level of the expense incurred in respect thereof for Webshots' fiscal year ended December 31, 1998.

          3.16.6 The group health plans (as defined in Section 4980B(g) of the Code) that benefit employees of Webshots are in compliance, in all material respects, with the continuation coverage requirements of Section 4980B of the Code as such requirements affect Webshots, its subsidiaries and their employees. As of the Closing Date, there will be no material outstanding, uncorrected violations under the Consolidation Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to any of Webshots Benefit Arrangements, covered employees, or qualified beneficiaries that could result in a Material Adverse Effect on Webshots, or in a Material Adverse Effect on At Home after the Effective Time.

          3.16.7 No benefit payable or which may become payable by Webshots or any of its subsidiaries pursuant to any Webshots Benefit Arrangement or as a result of or arising under this Agreement or the Agreement of Merger will constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise Tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code. Neither Webshots nor any subsidiary of Webshots is a party to any: (a) agreement with any executive officer or other key employee thereof (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Webshots or such Webshots subsidiary in the nature of the Merger or any of the other transactions contemplated by this Agreement or any Webshots Ancillary Agreement, (ii) providing any term of employment or compensation guarantee, or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment; or (b) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of the Merger or any of the other transactions contemplated by this Agreement or any Webshots Ancillary Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or any Webshots Ancillary Agreement.

  3.17  Corporate Documents.  Webshots has made available to At Home for
        -------------------
examination all documents and information listed in the Webshots Disclosure Letter or in any schedule thereto or in any other exhibit or schedule called for by this Agreement which have been requested by At Home's legal counsel, including, without limitation, the following: (a) copies of Webshots' Articles of Incorporation and Bylaws as currently in effect; (b) Webshots' Minute Book containing all records of all proceedings, consents, actions, and meetings of Webshots' shareholders, board of directors and any committees thereof; (c) Webshots' stock ledger and journal reflecting all stock issuances and transfers;
(d) all permits, orders, and consents issued by, and filings by Webshots with, any regulatory agency with respect to Webshots, or any securities of Webshots, and all applications for such permits, orders, and consents; and (e) all the Webshots Material Agreements.

  3.18  No Brokers.  Neither Webshots, any subsidiary of Webshots nor any
        ----------
affiliate of Webshots or any of its subsidiaries is obligated for the payment of any fees or expenses of any investment banker, broker, finder or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the Merger or any other transaction contemplated by this Agreement, and At Home will not incur any liability, either directly or indirectly, to any such investment banker, broker, finder or similar party as a result of, this Agreement, the Merger or any act or omission of Webshots, any of its employees, officers, directors, shareholders, agents, subsidiaries or affiliates.

    3.19  Books and Records.
          -----------------

          3.19.1 The books, records and accounts of Webshots (a) are in all material respects true, complete and correct, (b) have been maintained in accordance with good business practices on a basis consistent with prior years,
(c) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Webshots, and (d) accurately and fairly reflect the basis for the Webshots Financial Statements.

          3.19.2 Webshots has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and
(ii) to maintain accountability for assets; and (c) the amount recorded for assets on the books and records of Webshots is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

    3.20  Insurance.  During the prior two years, Webshots and its subsidiaries
          ---------
have maintained, and now maintain, policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar in type and size to those of Webshots and its subsidiaries, including without limitation all legally required workers' compensation insurance and errors and omissions, casualty, fire and general liability insurance. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been timely paid and Webshots and its subsidiaries are otherwise in compliance with the terms of such policies and bonds. Webshots has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. All policies of insurance now held by Webshots or any of its subsidiaries are set forth in
Schedule 3.20 to Webshots Disclosure Letter, together with the name of the
-------------
insurer under each policy, the type of policy, the policy coverage amount and any applicable deductible.

    3.21  Environmental Matters.
          ---------------------

          3.21.1 To Webshots' knowledge, Webshots and its subsidiaries are in compliance with all applicable Environmental Laws (as defined below), which compliance includes the possession by Webshots and its subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Neither Webshots nor any of its subsidiaries has received any notice or other communication (in writing or otherwise), whether from a governmental body, citizens groups, employee or otherwise, that alleges that Webshots or any of its subsidiaries is not in compliance with any Environmental Law, and there are no circumstances that may prevent or interfere with the compliance by Webshots or any of its subsidiaries with any current Environmental Law in the future. To Webshots' knowledge, no current or prior owner of any property leased or possessed by Webshots or any of its subsidiaries has received any notice or other communication (in writing or otherwise), whether from a government body, citizens group, employee or otherwise, that alleges that such current or prior owner or Webshots or any of its subsidiaries is not in compliance with any Environmental Law. All governmental authorizations currently held by Webshots or any of its subsidiaries pursuant to any Environmental Law (if any) are identified in Schedule 3.21 of Webshots Disclosure Letter.
              -------------

          3.21.2 For purposes of this Section 3.21: (i) "Environmental Law" means any federal, state, local or foreign statute, law regulation or other legal requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Material of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is currently regulated by an Environmental Law or that is otherwise a danger to health, reproduction or the environment.

     3.22  Board Approval.  The Board of Directors of Webshots has unanimously
           --------------
(i) approved this Agreement and the Merger and all the agreements, transactions and actions contemplated hereby, (ii) determined that the Merger is in the best interests of the shareholders of Webshots and is on terms that are fair to such shareholders and (iii) submitted this Agreement, the Merger, the Merger and the transactions and agreements contemplated by this Agreement to the vote and approval of Webshots' shareholders.

     3.23  Shareholder Approval.  All of the Webshots Shareholders have
           --------------------
unanimously voted or given written consent for approval of this Agreement, the Merger and the other transactions and agreements contemplated by this Agreement.

     3.24  No Existing Discussions.  Neither Webshots nor any director, officer,
           -----------------------
shareholder, employee or agent of Webshots is engaged, directly or indirectly, in any discussions or negotiations with any third party relating to any Alternative Transaction (as defined in Section 5.10).

     3.25  Merger of Auralis into Webshots.  Auralis, Inc., a formerly existing
           -------------------------------
Delaware corporation that is a predecessor of Webshots ("Auralis"), was duly and validly merged with and into Webshots in a statutory merger that was consummated in compliance with the applicable laws of the State of Delaware and the State of California and the corporate charters of Auralis and Webshots, in which Webshots acquired and succeeded to the assets and properties of Auralis (the "Auralis Merger").

     3.26  Appointment of Initial Director.  The incorporator of Auralis, Inc.,
           -------------------------------
duly and validly appointed Andrew Laakmann as the initial and sole director of Auralis on February 3, 1995 in accordance with Delaware law.

     3.27  Disclosure.  Neither this Agreement, its exhibits and schedules and
           ----------
the Webshots Disclosure Letter, nor any of the certificates or documents to be delivered by Webshots to At Home under this Agreement, taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.


                                   ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES AND CERTAIN
                      COVENANTS OF WEBSHOTS SHAREHOLDERS

  Each Webshots Shareholder hereby severally represents and warrants to At Home that, each of the following representations, warranties and statements contained in the following Sections of this Article 4 are true and correct as to such Webshots Shareholder as of the Agreement Date and will be true and correct on and as of the Closing Date.

    4.1  Binding Agreement; Authority. This Agreement constitutes such Webshots
         ----------------------------
Shareholder's valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. Each Webshots Shareholder represents that such Webshots Shareholder has all legal power, authority and capacity to execute, deliver and perform his/her obligations under, this Agreement.

    4.2  Title; No Other Securities.  Such Webshots Shareholder has good and
         --------------------------
marketable title to that number of shares of Webshots Common Stock as set forth beside his/her name on Exhibit A free and clear of all mortgages, deeds of
                       ---------
trust, security interests, pledges, liens, title retention devices, collateral assignments, claims, charges, restrictions or other encumbrances of any kind (other than encumbrances imposed by the express terms of written agreements between such Webshots Shareholder and Webshots, true and correct copies of which have been delivered to At Home and its counsel, Fenwick & West LLP). Except as set forth in the preceding sentence and as provided by law and in Webshots' Articles of Incorporation and Bylaws with respect to such his/her shares of Webshots Common Stock described therein, such Webshots Shareholder has no interest in, or right of any kind to, any securities of Webshots or Auralis, including without limitation any options, warrants, convertible securities or other securities, calls, commitments, conversion privileges, preemptive rights, rights of first refusal, rights of first offer or other rights or agreements outstanding to purchase or otherwise acquire (whether directly or indirectly) any shares of Webshots' capital stock or any securities convertible into or exchangeable for any shares of Webshots' capital stock or obligating Webshots to grant, issue, extend, or enter into any such option, warrant, convertible security or other security, call, commitment, conversion privilege, preemptive right, right of first refusal, right of first offer or other right or agreement.

     4.3  Purchase for Own Account.  The shares of At Home Common Stock to be
          ------------------------
issued to such Webshots Shareholder hereunder will be acquired for investment for such Webshots Shareholder's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and such Webshots Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same.

     4.4  Disclosure of Information.  Such Webshots Shareholder has received or
          -------------------------
has had full access to all the information he/she considers necessary or appropriate to make an informed investment decision with respect to the shares of At Home Common Stock to be issued to such Webshots Shareholder under this Agreement. Such Webshots Shareholder further has had an opportunity to ask questions and receive answers from At Home regarding the terms and conditions of the offering of such shares of At Home Common Stock and to obtain additional information (to the extent At Home possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Webshots Shareholder or to which such Webshots Shareholder had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by At Home in Article 5.

     4.5  Investment Experience.  Such Webshots Shareholder understands that the
          ---------------------
purchase of the shares of At Home Common Stock pursuant to this Agreement involves substantial risk. Such Webshots Shareholder can bear the economic risk of such Webshots Shareholder's investment in the shares of At Home Common Stock and has such knowledge and experience in financial or business matters that such Webshots Shareholder is capable of evaluating the merits and risks of this investment in the shares of At Home Common Stock and protecting its own interests in connection with this investment.

     4.6  Restricted Securities.  Such Webshots Shareholder understands that the
          ---------------------
shares of At Home Common Stock are characterized as "restricted securities" under the 1933 Act inasmuch as they are being acquired from At Home in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, such Webshots Shareholder represents that he/she is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. Such Webshots Shareholder understands that, except as set forth in Article 13, At Home is under no obligation to register any of the securities sold hereunder.

     4.7  Further Limitations on Disposition.  Without in any way limiting the
          ----------------------------------
representations set forth above, such Webshots Shareholder further agrees not to make any disposition of all or any portion of the shares of At Home Common Stock issued to him/her in the Merger unless and until:

          (a) there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

          (b) such Webshots Shareholder shall have notified At Home of the proposed disposition and shall have furnished At Home with a statement of the circumstances surrounding the proposed disposition, and, at the expense of such Webshots Shareholder or his/her transferee, with an opinion of counsel, reasonably satisfactory to At Home, that such disposition will not require registration of such securities under the 1933 Act.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any transfer of any shares of At Home Common Stock issued in the Merger in compliance with SEC Rule 144 or Rule 144A, or (ii) for the transfer of such shares by gift, will or intestate succession by any Webshots Shareholder to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing (each a "Permitted Transferee"); provided that the Permitted
                                           --------
Transferee agrees in writing to be subject to the terms of this Section 4 to the same extent as if the transferee were an original Webshots Shareholder hereunder.

     4.8  Legends.  It is understood that the certificates evidencing the shares
          -------
of At Home Common Stock issued in the Merger will bear the legends set forth below:

               The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), or under the securities laws of certain states. These securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Act and the applicable state securities laws, pursuant to registration or exemption therefrom. investors should be aware that they may be required to bear the financial risks of this investment for an indefinite period of time. The issuer of these securities may require an opinion of counsel in form and substance satisfactory to the issuer to the effect that any proposed transfer or resale is in compliance with the Act and any applicable state securities laws.

The legend set forth above shall be removed by At Home from any certificate evidencing the At Home Common Stock upon receipt by At Home of an opinion by its counsel, that a registration statement under the 1933 Act is at that time in effect with respect to the legended security or upon delivery to At Home of an opinion by its counsel, or counsel reasonably satisfactory to At Home, that such security can be freely transferred in a public sale without such a registration statement being in effect.

                                   ARTICLE 5
               REPRESENTATIONS AND WARRANTIES OF AT HOME AND SUB

     At Home and Sub hereby represent and warrant to Webshots that, except as set forth in the letter addressed to Webshots from At Home and dated as of the Agreement Date which has been delivered by At Home to Webshots concurrently herewith (the "At Home Disclosure Letter"), each of the following representations, warranties and statements contained in the following Sections of this Article 5 are true and correct as of the Agreement Date and will be true and correct on and as of the Closing Date. For all purposes of this Agreement (including without limitation Article 9), the statements contained in the At Home Disclosure Letter and its schedules shall also be deemed to be representations and warranties made and given by At Home and Sub under Article 5 of this Agreement).

     5.1  Organization and Good Standing.  At Home is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, operate and lease its properties and to carry on its business. At Home owns all of the issued and outstanding stock of Sub.

     5.2  Power, Authorization and Validity.
          ---------------------------------

          5.2.1  Power and Authority.  At Home has all requisite corporate power
                 -------------------
and authority to enter into, execute, deliver and perform its obligations under, this Agreement and all the At Home Ancillary Agreements. The execution, delivery and performance of this Agreement and each of the At Home Ancillary Agreements by At Home will, as of the time of the Closing (as defined below) have been duly and validly approved and authorized by At Home's Board of Directors in compliance with applicable law (including without limitation the Delaware General Corporation Law) and At Home's Certificate of Incorporation and Bylaws, each as amended. Sub has all requisite corporate power, capacity and authority to execute, deliver and perform its obligations under, this Agreement and all the Sub Ancillary Agreements and to consummate the Merger. The execution, delivery and performance of this Agreement and each of the Sub Ancillary Agreements by Sub have been duly and validly approved and authorized by Sub's Board of Directors and sole stockholder in full compliance with applicable law (including without limitation the Delaware General Corporation Law) and Sub's Certificate of Incorporation and bylaws, each as amended.

          5.2.2  No Consents.  No consent, approval, order or authorization of,
                 -----------
or registration, declaration or filing with, any court, administrative agency, commission or other Governmental Authority is necessary or required to be made or obtained by At Home or Sub to enable At Home and Sub to enter into, and to perform their respective obligations under, this Agreement, the At Home Ancillary Agreements or the Sub Ancillary Agreements, respectively, and for Sub to consummate the Merger, except for: (a) the filing of the Certificate of
                          ------
Merger with the Delaware Secretary of State as required under the Delaware General Corporation Law to effect the Merger (if any filing thereof is required by At Home or Sub); (b) the filing of the Agreement of Merger with the California Secretary of State as required under the CCC to effect the Merger (if any filing thereof is required by At Home or Sub); (c) the filing by At Home with the Securities and Exchange Commission ("SEC") or any state securities law authorities of any notices or filings required in connection with the exemptions from the registration or qualification requirements of the 1933 Act and/or applicable state securities laws which At Home relies on in issuing shares of At Home Common Stock pursuant to this Agreement; (d) the filing by At Home of such reports and information with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act") and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement; (e) the filing by At Home with the SEC of the Form S-3 registration statement to be filed by At Home pursuant to this Agreement; (f) such other filings as may be required by the Nasdaq Stock Market with respect to the Merger and the other transactions contemplated by this Agreement, and the issuance of the shares of At Home Common Stock to be issued by At Home in the Merger; and
(g) such other filings, if any, as may be required in order for At Home to comply with applicable federal and state securities laws; provided, however, that with respect to any consent, approval, order, authorization, registration, declaration or filing pursuant to the HSR Act, the foregoing representation assumes and relies upon the accuracy of the information set forth in the Webshots Financial Statements (including without limitation the Balance Sheet) and the information set forth in that certain letter from Andrew Laakmann to At Home dated October 27, 1999 regarding the fair market value of his assets.

          5.2.3  Enforceability.  This Agreement and the At Home Ancillary
                 --------------
Agreements are, or when executed by At Home will be, valid and binding obligations of At Home, enforceable against At Home in accordance with their respective terms, subject to the effect of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies. This Agreement and the Sub Ancillary Agreements are, or when executed by Sub will be, valid and binding obligations of Sub, enforceable against Sub in accordance with their respective terms, subject to the effect of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

     5.3  At Home and Sub Capital Structure.
          ---------------------------------

          (a) The authorized capital stock of At Home consists of 719,719,414 shares of common stock, par value $0.01 per share, of which 683,700,000 shares have been designated Series A Common Stock (or At Home Common Stock), 30,800,000 shares have been designated Series B Common Stock and 5,219,414 shares have been designated Series K Common Stock, of which there were 331,563,340 shares of Series A Common Stock, 30,800,000 shares of Series B Common Stock and 5,219,414 shares of Series K Common Stock issued and outstanding as of June 30, 1999, and 9,650,000 shares of Preferred Stock, par value $0.01 per share, of which no shares are issued or outstanding as of June 30, 1999. All outstanding shares of At Home Common Stock are duly authorized, validly issued, fully paid and nonassessable. As of June 30, 1999: (i) there were options outstanding to purchase an aggregate of 50,608,261 shares of At Home Common Stock pursuant to At Home's stock option plans; and (ii) 1,775,542 shares of At Home Common Stock reserved for future issuance under At Home's 1997 Employee Stock Purchase Plan. All shares of At Home Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

          (b) The authorized capital stock of Sub consists of 1,000 shares of common stock, no par value, all of which, as of the date hereof, are issued and outstanding and are held by At Home. All of the outstanding shares of Sub's common stock have been duly authorized and validly issued, and are fully paid and nonassessable. Sub was formed for the purpose of consummating the Merger and has no material assets or liabilities except as necessary for such purpose.

          (c) The At Home Common Stock to be issued in the Merger, when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable.

     5.4  No Conflict.  Neither the execution and delivery of this Agreement nor
          -----------
any of the At Home Ancillary Agreements or Sub Ancillary Agreements by At Home or Sub, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of: (i) any provision of the Certificate of Incorporation or Bylaws or other charter documents of At Home or Sub as currently in effect; (ii) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to At Home or Sub or any of their respective assets or properties; or (iii) any material instrument, agreement or contract to which At Home or any of its subsidiaries is a party or by which At Home or any of its subsidiaries or any of their respective assets or properties are bound.

     5.5  SEC Filings.
          -----------

          (a) At Home has filed all forms, reports and documents required to be filed by At Home with the SEC since January 1, 1998, and has made available to Company such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that At Home may file subsequent to the date hereof) are referred to herein as the "At Home SEC Reports." As of their respective dates, the At Home SEC Reports (i) were prepared in accordance with the requirements of the 1933 Act or the 1934 Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such At Home SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date of this Agreement by a subsequently filed At Home SEC Report.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the At Home SEC Reports (the "At Home Financials"), including any At Home SEC Reports filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 1O-Q, 8-K or any successor form under the Exchange Act) and (iii) fairly presented in all material respects the consolidated financial position of At Home and its subsidiaries as at the respective dates thereof and the consolidated results of At Home's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The audited balance sheet of At Home contained in

At Home SEC Reports as of June 30, 1999 is hereinafter referred to as the "At Home Balance Sheet." Except as disclosed in the At Home Financials, since June 30, 1999 neither At Home nor any of its subsidiaries has any liabilities required under GAAP to be set forth on a balance sheet (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations or financial condition of At Home and its subsidiaries taken as a whole, except for (i) liabilities incurred since the date of the At Home Balance Sheet in the ordinary course of business consistent with past practices; (ii) liabilities incurred in connection with this Agreement and (iii) liabilities which do not represent or constitute a Material Adverse Change since June 30, 1999 with respect to At Home and its affiliates, taken as a whole.

      5.6  Disclosure.  At Home has made available to Webshots an investor
           ----------
disclosure package consisting of At Home's annual report on Form 10-K for its fiscal year ending December 31, 1998 (the "Fiscal Year End"), all Forms 10-Q and 8-K filed by At Home with the SEC since the Fiscal Year End and up to the date of this Agreement and all proxy materials distributed to At Home's stockholders since the Fiscal Year End and up to the date of this Agreement (the "At Home Disclosure Package").

                                   ARTICLE 6
                       PRE-CLOSING COVENANTS OF WEBSHOTS

     During the time period from the Agreement Date until the earlier to occur of (i) the Effective Time or (ii) the termination of this Agreement in accordance with the provisions of Article 11, Webshots covenants and agrees with At Home as follows:

     6.1  Advice of Changes.  Webshots will promptly advise At Home in writing
          -----------------
(a) of any event occurring subsequent to the Agreement Date that would render any representation or warranty of Webshots contained in Article 3 of this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate and (b) of any Material Adverse Change in Webshots.

     6.2  Maintenance of Business.  Webshots will carry on and preserve its
          -----------------------
business and its relationships with customers, advertisers, suppliers, employees, users of the Webshots Websites and others with whom Webshots has contractual relations in substantially the same manner as it has prior to the Agreement Date. If Webshots becomes aware of a material deterioration in the relationship with any key customer, key advertiser, key supplier or key employee, it will promptly bring such information to the attention of At Home in writing and, if requested by At Home, will exert reasonable commercial efforts to promptly restore the relationship.

     6.3  Conduct of Business.  Webshots will continue to conduct its business
          -------------------
and maintain its business relationships in the ordinary and usual course and neither Webshots nor any of its subsidiaries will, without the prior written consent and approval of At Home:

          (a) borrow or lend any money, other than reasonable and normal advances to employees for bona fide travel expenses that are incurred in the ordinary course of Webshots' business consistent with Webshots' past practices;

          (b) enter into any material transaction or agreement or take any other action not in the ordinary course of Webshots' business;

     (c) grant any lien, security interest, or other encumbrance on any of its assets;

     (d) sell, transfer or dispose of any of its assets except in the ordinary course of Webshots' business consistent with Webshots' past practices;

     (e) enter into any material lease or contract for the purchase or sale of any property, whether real or personal, tangible or intangible;

     (f) pay any bonus, increased salary or special remuneration to any officer, director, employee or consultant (except for normal salary increases consistent with Webshots' past practices and not to exceed 5% of such officer's, employee's or consultant's base annual compensation, and except pursuant to existing arrangements previously disclosed to and approved in writing by At
Home) or enter into any new employment or consulting agreement with any such person;

     (g) change any of its accounting methods;

     (h) declare, set aside or pay any cash or stock dividend or other distribution in respect of its capital stock, redeem, repurchase or otherwise acquire any of its capital stock or other securities (except for the repurchase of stock from employees, directors, consultants or contractors of Webshots in connection with the termination of their services with Webshots at the original purchase price of such stock, pay or distribute any cash or property to any shareholder or security holder of Webshots or make any other cash payment to any shareholder or security holder of Webshots that is unusual, extraordinary, or not made in the ordinary course of Webshots' business consistent with its past practices;

     (i) amend or terminate any contract, agreement or license to which Webshots or any of its subsidiaries is a party except those amended or terminated in the ordinary course of Webshots' business, consistent with its past practices, and which are not material in amount or effect;

     (j) guarantee or act as a surety for any obligation of any third party;

     (k) waive or release any material right or claim except in the ordinary course of Webshots' business, consistent with Webshots' past practice;

     (l) issue, sell, create or authorize any shares of its capital stock of any class or series or any other of its securities, or issue, grant or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of its capital stock or any securities that are potentially exchangeable for, or convertible into, shares of its capital stock;

     (m) subdivide or split or combine or reverse split the outstanding shares of its capital stock of any class or series or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or series or affecting any other of its securities;

     (n) merge, consolidate or reorganize with, or acquire, or enter into any other business combination with, any corporation, partnership, limited liability company or any other entity (other than At Home or Sub) or enter into any negotiations, discussions
        -----------
or agreement for such purpose;

     (o) amend its Articles of Incorporation or Bylaws;

     (p) license any of its technology or Intellectual Property, or acquire any Intellectual Property (or any license thereto) from any third party except for any such license in the ordinary course of Webshots' business;

     (q) materially change any insurance coverage;

     (r) agree to any audit assessment by any tax authority or file any federal or state income or franchise tax return unless copies of such returns have first been delivered to At Home for its review at a reasonable time prior to filing;

     (s) modify or change the exercise or conversion rights or exercise or purchase prices of any capital stock of Webshots, any Webshots stock options, warrants or other Webshots securities, or accelerate or otherwise modify (i) the right to exercise any option, warrant or other right to purchase any capital stock or other securities of Webshots or (ii) the vesting or release of any shares of capital stock or other securities of Webshots from any repurchase options or rights of refusal held by Webshots or any other party or any other restrictions; or

     (t) agree to do any of the things described in the preceding clauses 6.3(a) through 6.3(s).

     6.4  Regulatory Approvals.  Webshots will promptly execute and file, or
       --------------------
join in the execution and filing, of any application, notification or any other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Authority, whether federal, state, local or foreign, which may be reasonably required, or which At Home may reasonably request, in connection with the consummation of the Merger or any other transactions contemplated by this Agreement or any Webshots Ancillary Agreement. Webshots will use its best efforts to obtain, and to cooperate with At Home to promptly obtain, all such authorizations, approvals and consents.

     6.5  Necessary Consents.  Webshots will use its best efforts to promptly
          ------------------
obtain such written consents and authorizations of third parties, give notices to third parties and take such other actions as may be necessary or appropriate in addition to those set forth in the foregoing Sections of this Article 5 in order to effect the consummation of the Merger and the other transactions contemplated by this Agreement, to enable At Home to carry on Webshots' business immediately after the Effective Time and to keep in effect and avoid the breach, violation of, termination of, or adverse change to, any agreement or contract to which Webshots or any of its subsidiaries is a party or is bound or by which any of their assets is bound.

     6.6  Litigation.  Webshots will notify At Home in writing promptly after
          ----------
learning of any claim, action, suit, arbitration, mediation, proceeding or investigation by or before any court, arbitrator or arbitration panel, board or governmental agency, initiated by or against it or any of its subsidiaries, or known by it to be threatened against Webshots or any of its subsidiaries or any of their officers, directors, employees or shareholders in their capacity as such.

     6.7  No Other Negotiations.  During the time period commencing at the time
          ---------------------
of the signing of this Agreement and ending on the earlier to occur of (a) termination of this Agreement in accordance with the provisions of Article 11 or
(b) consummation of the Merger, Webshots will not, and Webshots will not authorize, encourage or permit any officer, director, employee, shareholder, affiliate or agent of Webshots or any subsidiary of Webshots or any other person on Webshots' or their behalf to, directly or indirectly: (i) solicit, initiate, encourage or induce the making, submission or announcement of, any offer or proposal from any party concerning any Alternative Transaction (as defined below) or take any other action that could reasonably be expected to lead to an Alternative Transaction or a proposal therefor; (ii) consider any inquiry, offer or proposal received from any party concerning any Alternative Transaction;
(iii) furnish any information regarding Webshots to any person or entity in connection with or in response to any inquiry, offer or proposal for or regarding any Alternative Transaction; (iv) participate in any discussions or negotiations with any person or entity with respect to any Alternative Transaction; (v) otherwise cooperate with, facilitate or encourage any effort or attempt by any person or entity (other than At Home) to effect any Alternative Transaction; or (vi) execute, enter into or become bound by any letter of intent, agreement, commitment or understanding between Webshots and any third party that is related to, provides for or concerns any Alternative Transaction. During the foregoing time period identified in the preceding sentence, Webshots will promptly notify At Home orally and in writing of any inquiries or proposals received by Webshots or any of its subsidiaries, directors, officers, shareholders, employees or agents regarding any Alternative Transaction and will, identify the party making the inquiry or proposal and the nature and terms of any inquiry or proposal. As used herein, the term "Alternative Transaction" means any commitment, agreement or transaction involving or providing for (a) the possible disposition of all or any substantial portion of Webshots' business, assets or capital stock, whether by way of merger, consolidation, sale of assets, sale of stock, stock exchange, tender offer and/or any other form of business combination or (b) any initial public offering of capital stock or other securities of Webshots pursuant to a registration statement filed under the 1933 Act.

     6.8  Access to Information.  Until the earlier of the Closing or the
          ---------------------
termination of this Agreement in accordance with the provisions of Article 11, Webshots will allow At Home and its agents access at reasonable time to the files, books, records, technology, contracts, personnel and offices of Webshots, including, without limitation, any and all information relating to Webshots' taxes, commitments, contracts, leases, licenses, and real, personal and intangible property and financial condition, subject to the terms of the Non-Disclosure Agreement between Webshots and At Home dated as of July 28, 1999 (the "Confidentiality Agreement"). Webshots will cause its accountants to cooperate with At Home and its agents in making available all financial information reasonably requested by At Home, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

     6.9  Satisfaction of Conditions Precedent.  Webshots will use its diligent
          ------------------------------------
efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Articles 9 and 10, and Webshots will use its diligent efforts to cause the Merger and the other transactions contemplated by this Agreement to be consummated in accordance with this Agreement.

     6.10  Webshots Employee Plans and Benefit Arrangements.  Upon the request
           ------------------------------------------------
of At Home, Webshots will terminate any Webshots Benefit Plan immediately prior to the Effective Time.

                                   ARTICLE 7
                               AT HOME COVENANTS

     During the time period from the Agreement Date until the earlier to occur of (i) the Effective Time or (ii) the termination of this Agreement in accordance with Article 11, At Home covenants and agrees as follows:

     7.1  Advice of Changes.  At Home will promptly advise Webshots in writing
          -----------------
of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of At Home or Sub contained in this Agreement, if made on or as of the date of such event or the Closing Date, to be untrue or inaccurate in any material respect.

     7.2  Regulatory Approvals.  At Home will execute and file, or join in the
          --------------------
execution and filing, of any application, notification or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, in connection with the consummation of the Merger and the other transactions contemplated by this Agreement and the At Home Ancillary Agreements and Sub Ancillary Agreements in accordance with the terms of this Agreement. At Home will use diligent efforts to obtain all such authorizations, approvals and consents.

     7.3  Satisfaction of Conditions Precedent.  At Home will use its diligent
          ------------------------------------
efforts to satisfy or cause to be satisfied all of the conditions precedent which are set forth in Article 10, and At Home will use its diligent efforts to cause the transactions contemplated by this Agreement to be consummated in accordance with the terms of this Agreement.

     7.4  Listing of Additional Shares.  At Home will use its diligent efforts
          ----------------------------
to cause the shares of At Home Common Stock issuable upon conversion of Webshots Common Stock to be issued in the Merger to be approved for listing (subject to notice of issuance) on the Nasdaq Stock Market.

                                   ARTICLE 8
                                CLOSING MATTERS

     8.1  The Closing.  Subject to termination of this Agreement as provided in
          -----------
Article 11 below, the closing of the transactions to consummate the Merger (the "Closing") will take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California 94306 at 10:00 a.m., Pacific Standard Time on the second business day after all of the conditions to Closing set forth in Articles 9 and 10 hereof have been satisfied and/or waived in accordance with this Agreement, or on such other day as At Home and Webshots may mutually agree on (the "Closing Date"). Concurrently with the Closing, the Agreement of Merger will be filed with the California Secretary of State and the Certificate of Merger will be filed with the Delaware Secretary of State.

     8.2  Exchange of Certificates.
          ------------------------

          8.2.1 At the Closing, each holder of shares of Webshots Common Stock will surrender the certificate(s) for such shares (each an "Webshots Certificate"), duly endorsed to At Home for cancellation as of the Effective Time. Promptly after the Effective Time and receipt of such Webshots
Certificates: (a) At Home or its transfer agent will issue to each tendering holder of a Webshots Certificate a certificate (a "Tendering Webshots Holder") for the number of shares of At Home Common Stock to which such holder is entitled pursuant to Section 2.1.2, subject to any escrow arrangements in effect prior to the Merger; and (b) At Home or its transfer agent will pay by check to each Tendering Webshots Holder cash in the amounts payable to such holder in accordance with the provisions of Sections 2.1.3.

          8.2.2 No dividends or distributions payable to holders of record of At Home Common Stock after the Effective Time will be paid to the holder of any unsurrendered Webshots Certificate unless and until the holder of such unsurrendered Webshots Certificate surrenders such Webshots Certificate to At Home as provided above. Subject to the effect, if any, of applicable escheat and other laws, following surrender of any Webshots Certificate, there will be delivered to the person entitled thereto, without interest, the amount of any dividends and distributions theretofore paid with respect to At Home Common Stock so withheld as of any date subsequent to the Effective Time and prior to such date of delivery.

          8.2.3 After the Effective Time there will be no further registration of transfers on the stock transfer books of Webshots or its transfer agent of any shares of capital stock of Webshots that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Webshots Certificates are presented for any reason, they will be canceled and exchanged as provided in this Section 8.2.

          8.2.4 Until Webshots Certificates representing shares of Webshots Common Stock that are outstanding immediately prior to the Effective Time are surrendered pursuant to Section 8.2.1 above, such Webshots Certificates will be deemed, for all purposes, to evidence ownership of the number of shares of At Home Common Stock into which such shares of Webshots Common Stock will have been converted pursuant to Section 2.1.2.

                                   ARTICLE 9
                     CONDITIONS TO OBLIGATIONS OF WEBSHOTS

     Webshots' obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Webshots, but only in a writing signed by Webshots):

     9.1  Accuracy of Representations and Warranties.  The representations and
          ------------------------------------------
warranties of At Home and Sub set forth in Article 5 (as qualified by the At Home Disclosure Letter) (a) that are qualified as to materiality will be true and correct and (B) that are not qualified as to materiality shall be true and correct in all material respects, in each case on and as of the Closing with the same force and effect as if they had been made at the Closing Date (except for any such representations or warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties shall be true and correct on and as of such specified date or dates), and Webshots will have received a certificate to such effect executed by an officer of At Home.

     9.2  Covenants.  At Home will have performed and complied in all material
          ---------
respects with all of its covenants contained in Article 7 on or before the Closing (to the extent that such covenants require performance by At Home on or before the Closing), and Webshots will have received a certificate to such effect signed by an officer of At Home.

     9.3  Requisite Approvals.  The principal terms of this Agreement, the
          -------------------
issuance of shares of At Home Common Stock in the Merger, in accordance with this Agreement, will have been duly and validly approved and adopted by At Home's Board of Directors in accordance with applicable law and At Home's Certificate of Incorporation and Bylaws, each as amended. This Agreement will have been approved and adopted by Sub's Board of Directors and sole stockholder in accordance with applicable law and Sub's Certificate of Incorporation and Bylaws, each as amended.

     9.4  Compliance with Law; No Legal Restraints; No Litigation.  No
          -------------------------------------------------------
litigation or proceeding will be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of the Merger or any of the other material transactions contemplated by this Agreement. There will not be issued or enacted or adopted, or threatened in writing by any Governmental Authority, any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation, action or proceeding, or any judgment or ruling by any Governmental Authority that prohibits or renders illegal or imposes limitations on the Merger or any other material transaction contemplated by this Agreement.

     9.5  Government Consents.  There will have been obtained at or prior to the
          -------------------
Closing Date such permits or authorizations, and there will have been taken all such other actions by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, as may be required to lawfully consummate the Merger, including but not limited to requirements under applicable federal and state securities laws.

     9.6  Opinion of At Home's Counsel.  Webshots will have received from
          ----------------------------
Fenwick & West LLP, counsel to At Home, a favorable opinion regarding the matters set forth in Exhibit C.
                     ---------

     9.7  Nasdaq Listing.  The shares of At Home Common Stock that are issuable
          --------------
upon the conversion of outstanding shares of Webshots Common Stock shall be authorized for listing on the Nasdaq Stock Market (subject to notice of issuance).

     9.8  Shareholder Agreements.  At Home shall have executed and delivered to
          ----------------------
each of Andrew Laakmann, Danna Stuven, Nicholas Wilder and Alexis Rocherolle a Shareholder's Agreement in the form attached as Exhibit G.
                                                ---------

     9.9  At Home Board Approval.  The execution, delivery and performance of
          ----------------------
this Agreement and each of the At Home Ancillary Agreements by At Home shall be been duly and validly approved and authorized by At Home's Board of Directors in compliance with applicable law (the "At Home Board Approval") and Webshots will have received a certificate to such effect executed by an officer of At Home. In the event that At Home has not obtained the At Home Board Approval by 12:00 p.m. (P.S.T.) on Monday, November 1, 1999, Webshots shall have the right to terminate this Agreement whereupon At Home shall within three (3) business days pay One Million Dollars ($1,000,000) to Webshots and such payment shall in no way affect the prior termination.

                                  ARTICLE 10
                     CONDITIONS TO OBLIGATIONS OF AT HOME

     The obligations of At Home hereunder are subject to the fulfillment or satisfaction on, and as of the Closing, of each of the following conditions (any one or more of which may be waived by At Home, but only in a writing signed by At Home):

     10.1  Accuracy of Representations and Warranties. The representations and
           ------------------------------------------
warranties of Webshots set forth in Article 3 (as qualified by the Webshots Disclosure Letter) (a) that are qualified as to materiality will be true and correct and (B) that are not qualified as to materiality shall be true and correct in all material respects, in each case on and as of the Closing with the same force and effect as if they had been made at the Closing Date (except for any such representations or warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties shall be true and correct on and as of such specified date or dates), and At Home will have received a certificate to such effect executed by Webshots' President or Chief Executive Officer and by Webshots' Chief Financial Officer. The representations and warranties of each of the Webshots Shareholders set forth in
Article 4 shall be true and correct.

     10.2  Covenants.  Webshots will have performed and complied in all material
           ---------
respects with all of its covenants contained in Article 6 on or before the Closing, and At Home will have received a certificate to such effect signed by Webshots' President and by Chief Financial Officer.

     10.3  No Material Adverse Change.  There will not have been any Material
           --------------------------
Adverse Change in Webshots, and At Home will have received a certificate to such effect signed by Webshots' President or Chief Executive Officer and Webshots' Chief Financial Officer.

     10.4  Compliance with Law; No Legal Restraints; No Litigation.  There will
           -------------------------------------------------------
not be any outstanding or threatened in writing, or enacted or adopted, any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation, action or proceeding by any Governmental Agency that prohibits or renders illegal or imposes limitations on: (i) the Merger or any other material transaction contemplated by this Agreement or any Webshots Ancillary Agreement; or (ii) At Home's right (or the right of any At Home subsidiary) to own, retain, use or operate any of its products, properties or assets (including but not limited to properties or assets of Webshots) on or after consummation of the Merger or seeking a disposition or divestiture of any such properties or assets. No litigation or proceeding will be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, or which could be reasonably expected to have a Material Adverse Effect on Webshots.

     10.5  Government Consents.  There will have been obtained at or prior to
           -------------------
the Closing Date such permits or authorizations, and there will have been taken all such other actions, as may be required to consummate the Merger by any governmental or regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken.

     10.6  Opinion of Webshots' Counsel.  At Home will have received from
           ----------------------------
Solomon Ward Seidenwurm & Smith, LLP, counsel to Webshots, a favorable opinion substantially in the form of Exhibit D.
                             ---------

     10.7  Consents.  At Home will have received duly executed copies of all
           --------
material third-party consents, approvals, assignments, waivers, authorizations or other certificates (including without limitation those set forth in Schedule
3.12 to the Webshots Disclosure Letter) contemplated by this Agreement or the Webshots Disclosure Letter or reasonably deemed necessary by At Home's legal counsel to provide for the continuation in full force and effect of any and all material contracts, agreements and leases of Webshots and its subsidiaries after the Merger and the preservation of Webshots' IP Rights and other assets and properties after the Merger and for At Home to consummate the Merger and the other transactions contemplated by this Agreement, the At Home Ancillary Agreements and the Webshots Ancillary Agreements in form and substance reasonably satisfactory to At Home.

     10.8  Requisite Approvals.  This Agreement, the Merger and the Webshots
           -------------------
Ancillary Agreements will have been duly and validly approved and adopted, as required by applicable law and Webshots' Articles of Incorporation and Bylaws, by (a) Webshots' Board of Directors, (b) the valid and affirmative vote of 100% of the outstanding shares of Webshots Common Stock.

     10.9  Exemptions Available.  At Home:  (a) must be reasonably satisfied
           --------------------
that there are not more than thirty-five (35) Webshots Shareholders who are not "accredited investors" within the meaning of Regulation D promulgated under the 1933 Act; and (b) must be reasonably satisfied that the issuance of shares of At Home Common Stock pursuant to this Agreement is exempt from the registration requirements of the 1933 Act by virtue of the exemptions provided by Section 4(2) of the 1933 Act and/or Regulation D under the 1933 Act and any exemptions from the registration and/or qualification requirements of all applicable state "blue sky" securities laws.

     10.10  Continued Employment of Certain Personnel.  Each of Andrew Laakmann,
            -----------------------------------------
Danna Stuven, Nicholas Wilder and Alexis Rocherolle, who are currently employees of Webshots (a) shall have continued to be employed as full-time employees of Webshots at all times from the Agreement Date through the Effective Time and (b) shall have executed and delivered to At Home an Employment Agreement and a Non-Competition Agreement in the forms attached as Exhibit E and Exhibit F,
                                               ---------     ---------
respectively.

     10.11  Resignation of Directors.  The directors of Webshots in office
            ------------------------
immediately prior to the Effective Time of the Merger will have resigned as directors of the Surviving Corporation in writing effective as of the Effective Time.

     10.12  At Home Board Approval.  At Home shall have obtained the At Home
            ----------------------
Board Approval.

     10.13  Shareholder Agreements.  Each of Andrew Laakmann, Danna Stuven,
            ----------------------
Nicholas Wilder and Alexis Rocherolle shall have executed and delivered to At Home a Shareholder's Agreement in the form attached as Exhibit G.
                                                       ---------

                                  ARTICLE 11
                           TERMINATION OF AGREEMENT

     11.1  Termination by Mutual Consent.  This Agreement may be terminated at
           -----------------------------
any time prior to the Effective Time by the mutual written consent of At Home and Webshots.

     11.2  Unilateral Termination.
           ----------------------

          11.2.1 Either At Home or Webshots, by giving written notice to the other, may terminate this Agreement if a court of competent jurisdiction or other Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger.

          11.2.2 Either At Home or Webshots, by giving written notice to the other, may terminate this Agreement if the Merger shall not have been consummated by midnight Pacific time on the Termination Date; provided, however,
                                                              --------  -------
that the right to terminate this Agreement pursuant to this Section 11.2.2 shall not be available to any party whose failure to perform in any material respect any of its obligations or covenants under this Agreement results in the failure of any condition set forth in Article 9 or Article 10 or if the failure of such condition results from facts or circumstances that constitute a material breach of a representation or warranty or covenant made under this Agreement by such party, if the other party has performed in all material respects its obligations under this Agreement and if the representations and warranties of such other party to this Agreement are true and correct in all material respects as of the Termination Date.

          11.2.3 Either At Home or Webshots may terminate this Agreement at any time prior to the Closing if the other has committed (or, in the case of a termination by Webshots, Sub has committed) a material breach of (a) any of its representations and warranties under Article 3 or Article 5 of this Agreement, as applicable; or (b) any of its covenants under Article 4 or Article 7 of this Agreement, as applicable, or if any of the Webshots Shareholders has materially breached any of his/her representations or warranties under Article 4 and, in any such case, the breaching party has not cured such material breach within ten
(10) days after the party seeking to terminate this Agreement has given the other party written notice of the material breach and its intention to terminate this Agreement pursuant to this Section 11.2.3.

          11.2.4 Webshots may terminate this Agreement if At Home has not obtained the At Home Board Approval by the deadline established in Section 9.9 above.

    11.3  No Liability for Termination.  Termination of this Agreement by a
          ----------------------------
party (the "Terminating Party") in accordance with the provisions of this
Section 11 will not give rise to any obligation or liability on the part of the Terminating Party on account of such termination; provided, however, that
                                                  --------  -------
nothing herein shall relieve a party from liability for a willful breach of this Agreement.

                                  ARTICLE 12
                 SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION
                      AND REMEDIES, CONTINUING COVENANTS

     12.1  Survival of Representations.  All representations, warranties and
           ---------------------------
covenants of Webshots and each Webshots Shareholder contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of At Home, until that date (the "Release Date") which is the earlier of (i) the termination of this Agreement or (ii) the first anniversary of the Effective Time; provided, however, that notwithstanding
                                         --------  -------
the foregoing, At Home may seek recovery of Special Damages (as defined below) (other than Special Damages arising from a failure of the representations and
------
warranties of Webshots set forth in Section 3.13, which representations and warranties remain operative and in full force and effect until the Release Date) and recovery of Damages arising from a Withholding Failure (as defined below) at any time prior to the expiration of the applicable statute of limitations (as such statute of limitations may be extended or its expiration otherwise stayed by any agreement (including without limitation any agreement between At Home or the Surviving Corporation and any Governmental Authority relating to taxes)) for bringing the Claim (as defined below), which seeks recovery of such Special Damages or for such Withholding Failure.

     12.2  Agreement to Indemnify.  The Webshots Shareholders will severally,
           ----------------------
and not jointly, on a pro rata basis based on their respective percentage ownership interests in the Webshots Common Stock set forth beside their names on Exhibit A, indemnify and hold harmless At Home and the Surviving Corporation and
---------
their respective officers, directors, agents, stockholders and employees, and each person, if any, who controls or may control At Home or the Surviving Corporation within the meaning of the 1933 Act or the 1934 Act (each hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all claims, demands, suits, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable attorneys' fees, other professionals' and experts' reasonable fees and court or arbitration costs (hereinafter collectively referred to as "Damages") directly or indirectly incurred, resulting or and arising out of: (a) any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by Webshots in this Agreement or in the Webshots Disclosure Letter or in any certificate delivered by or on behalf of Webshots or an officer of Webshots pursuant hereto (if such inaccuracy, misrepresentation, breach or default existed at the Closing Date); (b) any Excess Transaction Expenses (as defined in
Section 14.7) or (c) any failure of Webshots, with respect to stock-based consideration delivered to any of the Webshots Shareholders in exchange for services rendered, to have withheld and deposited, or otherwise paid, to the appropriate tax authorities in calendar year 1999, all taxes (including but not limited to federal and state income taxes, FICA, Medicare, FUTA and other taxes) required to be withheld and deposited, or otherwise paid, in 1999 (a "Withholding Failure"). Each Webshots Shareholder will indemnify and hold harmless each of the Indemnified Persons from and against any and all Damages directly or indirectly incurred, resulting or arising out of (i) any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by such Webshots Shareholder in Article 4 (if such inaccuracy, misrepresentation, breach or default existed at the Closing
Date) or (ii) any breach of any covenant of such Webshots Shareholder set forth in Section 14.2. Except with respect to claims arising from Special Damages (as defined below) and claims arising from a Withholding Failure, which may be raised after the Release Date, any claim of indemnity made by an Indemnified Person under this Section 12.2 must be raised in a writing delivered to the Representative (as defined below) by no later than the Release Date, and, if raised by such date, such claim shall survive the Release Date until final resolution thereof.

     12.3  Limitation.
           ----------

           (a)  Basic Cap On Indemnity Obligation.  Except with respect to
                ---------------------------------
claims for indemnification for Special Damages (as defined below) or for a Withholding Failure, in no event will the maximum aggregate liability of any Webshots Shareholder exceed the dollar amount that results from multiplying (a) the At Home Average Price Per Share by (b) 50% of the total number of shares of At Home Common Stock issuable at the Effective Time to such Webshots Shareholder pursuant to Section 2. In seeking indemnification under Section 12.2, the Indemnified Persons will exercise their remedies first against any shares of At Home Common

Stock held of record by such Webshots Shareholder that may be held in escrow by At Home (or the Surviving Corporation) pursuant to any employment, option, restricted stock purchase, vesting or other agreement between such Webshots Shareholder and Webshots, the Surviving Corporation or At Home ("Escrow") and the value of each share of At Home Common Stock shall, for such purposes and for purposes of determining the number of shares that may continue to be held in an Escrow by the Surviving Corporation or At Home as provided in subparagraph (b) below, be deemed to be equal to the At Home Average Price Per Share, regardless of its actual fair market value as of the time that a claim for indemnification may be made against such share. Only to the extent that a claim for indemnification exceeds such deemed value of any of such Webshots Shareholder's shares of At Home Common Stock then held in an Escrow by At Home (or the Surviving Corporation) may At Home seek recovery on a claim for indemnification against any other assets of such Webshots Shareholder. Each Webshots Shareholder agrees that claims for indemnification against him/her under this Article 12 may be satisfied by the forfeiture of his/her shares of At Home Common Stock held in an Escrow as provided for in this Section 12.3 and that no Indemnified Person shall have any obligation to exercise its remedies against any other assets of such Webshots Shareholder prior to exercising them against such shares of At Home Common Stock. In the event of a Capital Change after the Effective Time, the At Home Average Price Per Share will, for purposes of this Section 12.3 and
Section 12.8(viii), be proportionally and equitably adjusted.

     (b)  Continuing Escrow.  Notwithstanding any terms to the contrary in any
          -----------------
other agreement between an Webshots Shareholder and Webshots, the Surviving Corporation and At Home shall have the absolute right to continue to hold in any Escrow beyond the time such shares would otherwise be required to be released pursuant to such agreement, that number of shares of At Home Common Stock of an Webshots Shareholder that is sufficient to satisfy 120% of such Webshots Shareholder's pro rata share (as provided for in Section 12.2) of the full amount of any Damages claimed in each Notice of Claim (as defined below) delivered pursuant to this Article 12 for so long as the full amount of such Webshots Shareholder's pro rata share of the Damages set forth in each such Notice of Claim has not yet been recovered by At Home pursuant to a Settlement Agreement (as defined below) relating thereto between At Home and the Representative (as defined below) or pursuant to a Final Award (as defined below); provided, however, that the foregoing right to continue to hold such
        --------  -------
shares in an Escrow shall not apply to claims for Damages to the extent that (i) such claims are subsequently released by At Home in a Settlement Agreement, (ii) any Final Award on such claim for Damages is for an amount that is less than the full amount of Damages sought or (iii) recovery has subsequently been obtained against such Webshots Shareholder with respect to such Damages. Notwithstanding the foregoing, in the event that Damages are sought in a Notice of Claim for a breach by an Webshots Shareholder of such shareholder's representations and warranties in Article 4, then the number of shares of At Home Common Stock of such shareholder that shall continue to be held in an Escrow pursuant to the foregoing provisions shall be the number that is sufficient to satisfy 120% of the entire amount of Damages sought.
    ------

     (c)  Basket.  The indemnification provided for in Section 12.2 shall not
          ------
apply unless and until the aggregate Damages for which one or more Indemnified Persons seeks or has sought indemnification hereunder exceeds a cumulative aggregate of Two Hundred Thousand Dollars ($200,000) (the "Basket"), in which event Webshots Shareholders shall, subject to the foregoing limitations, be liable to indemnify the Indemnified Persons for all Damages; provided, however,
                                                             --------  -------
that the Basket and the foregoing provisions of this sentence shall not apply to any indemnification claim for Damages for Excess Transaction Expenses or for any Withholding Failure. As used in this Agreement, "Special Damages" means Damages resulting from (a) any fraudulent conduct, fraudulent misrepresentation or other willful misconduct on the part of Webshots or any officer, director, employee or agent, Webshots Shareholder, or any subsidiary of Webshots, (b) any failure of such Webshots Shareholder to have good, valid and marketable title to any issued and outstanding shares of Webshots Common Stock held (or asserted to have been held) by such Webshots Shareholder, free and clear of all liens, claims and encumbrances, or to have the full right, capacity and authority to vote such person's shares of stock of Webshots stock in favor of the Merger and any other transaction contemplated by this Agreement, (c) any failure of the representations and warranties of Webshots set forth in Section 3.4, Section 3.7, or Section 3.26, or (d) any failure of the representations and warranties of Webshots set forth in Section 3.13, except for any such failure arising out
                                       ------
of a claim of patent infringement by a third party of which Webshots had no knowledge prior to the Closing (which claim shall be indemnifiable hereunder, but shall not constitute Special Damages).

          (d)  Special Cap On Indemnity Obligation.  Except with respect to
               -----------------------------------
claims for indemnification for any fraudulent conduct, fraudulent misrepresentation or other willful misconduct on the part of Webshots or any officer, director, or shareholder employee, Webshots Shareholder or any subsidiary of Webshots and claims for indemnification for any failure of the representations and warranties of Webshots set forth in Section 3.26 (1) in no event will the maximum aggregate liability of any Webshots Shareholder for Special Damages or arising from a Withholding Failure exceed the dollar amount that results from multiplying (a) the At Home Average Price Per Share by (b) 100% of the total number of shares of At Home Common Stock issuable at the Effective Time to such Webshots Shareholder pursuant to Section 2 and (2) in no event will the maximum aggregate liability of any Webshots Shareholder for any combination of Damages that are not Special Damages and Damages that are
                                ---                                  ---
Special Damages exceed the dollar amount that results from multiplying (a) the At Home Average Price Per Share by (b) 100% of the total number of shares of At Home Common Stock issuable at the Effective Time to such Webshots Shareholder pursuant to Section 2.

     12.4  Appointment of Representative.  Each of the Webshots Shareholders
           -----------------------------
hereby irrevocably designates Andrew Laakmann, or if for any reason Andrew Laakmann is unable or unwilling to serve as such, Danna Stuven, as the representative of the Webshots Shareholders (the "Representative") and as the attorney-in-fact, coupled with an interest, and agent for and on behalf of each Webshots Shareholder with respect to claims for indemnification under Article 12 and the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by the Representative under this Agreement, including, without limitation, the exercise of the power to: (a) authorize delivery to At Home of shares of At Home Common Stock in satisfaction of indemnity claims by At Home or any other Indemnified Person (as defined herein) pursuant to Article 12; (b) agree to, negotiate, enter into settlements and compromises of, demand arbitration of, and comply with orders of courts and awards of arbitrators with respect to, such claims; (c) arbitrate, resolve, settle or compromise any claim for indemnity made pursuant to Article 12; and
(d) take all actions necessary in the judgment of the Representative for the accomplishment of the foregoing. The Representative will have authority and power to act on behalf of each Webshots Shareholder with respect to the disposition, settlement or other handling of all claims under Article 12 hereof and all rights or obligations arising under Article 12. The Webshots Shareholders will be bound by all actions taken and documents executed by the Representative in connection with Article 12, and At Home will be entitled to rely on any action or decision of the Representative. In performing the functions specified in this Agreement, the Representative will not be liable to any Webshots Shareholder in the absence of gross negligence or willful misconduct on the part of the Representative. Any out-of-pocket costs and expenses reasonably incurred by the Representative in connection with actions taken by the Representative pursuant to the terms of Article 12 (including without limitation the hiring of legal counsel and the incurring of legal fees and costs) will be paid by the Webshots Shareholders to the Representative pro rata in proportion to their respective percentage equity interests as reflected in Exhibit A, except in the case of Claims asserted against individual Webshots
   ---------
Shareholders, in which case such costs and expenses shall be paid by such individual Webshots Shareholder.

     12.5  Notice of Claim. As used herein, the term "Claim" means a claim for
           ---------------
indemnification of At Home or any other Indemnified Person for Damages under
Article 12. At Home (and only At Home) may give notice of a Claim under this Agreement whether for its own Damages or for Damages incurred by any other Indemnified Person, and At Home will give written notice of a Claim executed by an officer of At Home (a "Notice of Claim") to the Representative promptly after At Home becomes aware of the existence of any potential claim by an Indemnified Person for indemnity from Webshots Shareholders, or any of them, under Article 12, but in any event before the Release Date arising from or relating to:

                    (i) (a) any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by Webshots or any Webshots Shareholder in this Agreement or in the Webshots Disclosure Letter, or in any certificate delivered by or on behalf of Webshots or an officer of Webshots pursuant to any provision of Article 10 (if such inaccuracy, misrepresentation, breach or default existed at the Closing Date);
(b) the incurring of any Excess Transaction Expenses; or (c) any Withholding Failure (to the extent such Withholding Failure is not fully cured by each Reporting Shareholder's (as defined below) compliance with the requirements of
Section 14.2); or

                    (ii) the assertion, whether orally or in writing, against At Home or against any other Indemnified Person of a claim, demand, suit, action, arbitration, investigation, inquiry or proceeding brought by a third party against such Indemnified Person that is based upon, or includes assertions that would, if true, constitute (in each such case, a "Third-Party Claim"): (a) any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by Webshots or any Webshots Shareholder in this Agreement or in the Webshots Disclosure Letter, or in any certificate delivered by or on behalf of Webshots or an officer of Webshots pursuant to any provision of Article 10 (if such inaccuracy, misrepresentation, breach or default existed at the Closing Date); or (b) any Excess Transaction Expenses.

At Home agrees that it will make Claims only as permitted by Article 12. No delay on the part of At Home in giving the Representative a Notice of Claim will relieve the Representative or any Webshots Shareholder from any of its obligations under Article 12 unless (and then only to the extent) that the Representative or the Webshots Shareholders are materially prejudiced thereby.

     12.6  Defense of Third-Party Claims.
           -----------------------------

          (a) At Home shall defend any Third-Party Claim, and the costs and expenses incurred by At Home in connection with such defense (including but not limited to reasonable attorneys' fees, other professionals' and experts' fees and court or arbitration costs) shall be included in the Damages for which At Home may seek indemnity pursuant to a Claim made by any Indemnified Person hereunder.

          (b) The Representative (1) shall have the right to receive copies of all pleadings, notices and communications with respect to the Third-Party Claim to the extent that receipt of such documents by the Representative does not affect any privilege relating to the Indemnified Person, and (2) may participate in settlement negotiations with respect to the Third-Party Claim and At Home, and the Indemnified Person(s) shall not enter into any settlement of such Third-Party Claim without the prior written consent of the Representative (which consent shall not be unreasonably withheld), provided, that if the
                                             --------
Representative shall have consented to any such settlement, then the Representative shall have no power or authority to object to any claim by any Indemnified Person for indemnity under Section 12.2 of the Plan for the amount of such settlement; and (3) the Webshots Shareholders will remain responsible to indemnify all Indemnified Person(s) for all Damages they may incur arising out of, resulting from or caused by the Third-Party Claim to the fullest extent provided in Article 12.

         12.7 Contents of Notice of Claim.  Each Notice of Claim by At Home
              ---------------------------
given pursuant to Section 12.5 will contain the following information:

                    (i) At Home's good faith estimate of the reasonably foreseeable maximum amount of the alleged Damages arising from such Claim (which amount may be the amount of damages claimed by a third party in an action brought against any Indemnified Person based on alleged facts, which if true, would give rise to liability for Damages to such Indemnified Person under
Article 12); and

                    (ii) a brief description, in reasonable detail (to the extent reasonably available to At Home), of the facts, circumstances or events giving rise to the alleged Damages based on At Home's good faith belief thereof, including, without limitation, the identity and address of any third-party claimant (to the extent reasonably available to At Home) and copies of any formal demand or complaint.

         12.8 Resolution of Notice of Claim.  Any Notice of Claim received by
              -----------------------------
the Representative pursuant to Section 12.5 and Section 12.7 above will be resolved as follows:

              (a) Contested Claims.  In the event and to the extent that the
                  ----------------
Representative does not, within thirty (30) calendar days after the Notice of Claim containing a statement of the claimed Damages is received by the Representative pursuant to Section 12.5 and Section 12.7, enter into a written settlement agreement executed by At Home and the Representative (a "Settlement Agreement") settling the claims of the parties with respect to the full amount of Damages specified in such Notice of Claim (such portion of the claim for Damages in the Notice of Claim as to which there is no Settlement Agreement being hereafter referred to as a "Contested Claim"), then: such Contested Claim will be resolved by binding arbitration between At Home and the Representative in accordance with the terms and provisions of this Section 12.8.

Nothing in this Section 12.8(a) shall be deemed to preclude At Home and the Representative from entering into a subsequent Settlement Agreement with respect to a Contested Claim.

          (b) To the extent that Damages sought in a Notice of Claim arise from a Third Party Claim that is being defended by At Home pursuant to Section 12.6 (a "Defended Claim") and such Defended Claim is also a Contested Claim, then any arbitration that is initiated under this Article 12 with respect to such Defended Claim shall, after its initiation, be stayed by the arbitrator until the resolution, by settlement or binding, non-appealable, final judgment or award, of the proceeding in which the Defended Claim is being defended by At Home (the "Resolution"). Promptly upon any such Resolution, the arbitration of the Defended Claim shall be resumed hereunder. Without limiting the right of At Home to seek recovery for, and the arbitrator to award damages for, other Incurred Damages or Estimated Damages (as such terms are defined below), to the extent that the Resolution included an award of damages against, or agreement to pay monies by, any Indemnified Persons, the arbitrator shall, in the Final Award (as defined below), set forth and award to At Home the full amount of any such award of damages or the amount of monies agreed to be paid.

          (c)  Arbitration of Contested Claims.  Each of At Home, Webshots and
               -------------------------------
the Webshots Shareholders agree that any Contested Claim will be submitted to mandatory, final and binding arbitration before J.A.M.S./ENDISPUTE or its successor ("J.A.M.S."), pursuant to the United States Arbitration Act, 9 U.S.C.,
Section 1 et seq. and that any such arbitration will be conducted in San Mateo County, California. Either At Home or the Representative may commence the arbitration process called for by this Agreement by filing a written demand for arbitration with J.A.M.S. and giving a copy of such demand to each of the other parties to this Agreement. The arbitration will be conducted in accordance with the provisions of J.A.M.S's Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration, subject to the provisions of Section 12.8(c) of this Agreement. The parties will cooperate with J.A.M.S. and with each other in promptly selecting an arbitrator from J.A.M.S.'s panel of neutrals, and in scheduling the arbitration proceedings in order to fulfill the provisions, purposes and intent of this Agreement. The parties covenant that they will participate in the arbitration in good faith, and that they will share in its costs in accordance with subparagraph (i) below. The provisions of this Section 12.8(c) may be enforced by any court of competent jurisdiction, and the party seeking enforcement will be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the party against whom enforcement is ordered. Subject to the provisions of subparagraph
(vii) below, judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction.

               (i)  Payment of Costs.  At Home on the one hand, and the
                    ----------------
applicable Webshots Shareholders (through the Representative), on the other hand, will bear the expense of deposits and advances required by the arbitrator in equal proportions, but either party may advance such amounts, subject to recovery as an addition or offset to any award. The arbitrator will award to the prevailing party, as determined by the arbitrator, all reasonable costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party. If such an award would result in manifest injustice, however, the arbitrator may apportion such costs, fees and expenses between the parties in such a manner as the arbitrator deems just and equitable.

               (ii)   Burden of Proof.  Except as may be otherwise expressly
                      ---------------
provided in the Plan, for any Contested Claim submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding governed by California law exclusively.

               (iii)  Award.  Upon the conclusion of any arbitration proceedings
                      -----
hereunder, the arbitrator will render findings of fact and conclusions of law and a final written arbitration award setting forth the basis and reasons for any decision reached (the "Final Award") and will deliver such documents to the Representative and At Home, together with a signed copy of the Final Award. Subject to the provisions of subparagraph (vii) below, the Final Award will constitute a conclusive determination of all issues in question, binding upon the Webshots Shareholders, the Representative and At Home, and will include an affirmative statement to such effect. To the extent that the Final Award determines that At Home or any other Indemnified Person has actually incurred Damages in connection with the Contested Claim through the date of the Final Award ("Incurred Damages"), the Final Award will set forth and award to At Home the amount of such Incurred Damages. In addition, the Final Award will set forth and award to At Home an additional amount of Damages equal to the reasonably foreseeable amount of alleged Damages that the arbitrator determines (based on the evidence submitted by the parties in the arbitration) are reasonably likely to be incurred by At Home and any other Indemnified Person as a result of the facts giving rise to the Contested Claim ("Estimated Damages"), which amount of Estimated Damages may, without limitation, include the amount of damages claimed by a third party in an action brought against any Indemnified Person based on alleged facts which, if true, would give rise to Damages. Awards of Damages will be subject to the provisions regarding the "Basket" (as defined in Section 12.3); provided, however, that awards of Damages for Excess Transaction Expenses
       --------  -------
will not be subject to such provisions regarding the "Basket". Nothing in
Section 12 shall be deemed to relieve any Indemnified Person from any duty that may be imposed on such person by applicable law to attempt to mitigate such person's damages.

               (iv)   Timing.  Subject to Section 12.8(b), the Representative,
                      ------
At Home and the arbitrator will conclude each arbitration pursuant to this
Section 12.8 as promptly as possible for the Contested Claim being arbitrated.

               (v)    Terms of Arbitration.  The arbitrator chosen in accordance
                      --------------------
with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

               (vi)   Exclusive Remedy.  Except as specifically otherwise
                      ----------------
provided in this Agreement or the Plan, arbitration conducted in accordance with this Agreement will be the sole and exclusive remedy of the parties for any Claim made pursuant to Article 12.

               (vii)  Treatment of Damages. Subject to subparagraph (viii)
                      --------------------
below, upon issuance and delivery of the Final Award as provided in subparagraph
(iii) above, At Home will immediately be entitled to recover (A) the amount of any Incurred Damages determined and awarded to At Home under such Final Award and (B) the amount of Estimated Damages determined and awarded under such Final Award and such Incurred Damages and such Estimated Damages will be deemed to be owed to At Home for purposes of this Agreement. Both Incurred Damages and Estimated Damages owed to Indemnified Persons are deemed to be Damages for purposes of this Agreement.

               (viii)  Limitation on Recovery.  Upon the execution by the
                       ----------------------
parties thereto of a Settlement Agreement or the issuance and delivery of a Final Award, At Home shall, at that time, only be entitled to enforce its right to recover on such Settlement Award or Final Award against an Webshots Shareholder to the extent that the aggregate total dollar amount of Damages from which Indemnified Persons have previously recovered against such Webshots Shareholder pursuant to this Article 12 (whether pursuant to a Settlement Agreement or a Final Award) by surrender of shares of At Home Common Stock or otherwise (the "Previously Recovered Amount") is less than:
                                                 ----

                       (a) with respect to claims for indemnification for Damages that are not Special Damages, a dollar amount that results from
                 ---
multiplying (x) the At Home Average Price Per Share by (y) 50% of the total number of shares of At Home Common Stock issuable at the Effective Time to such Webshots Shareholder that are not, at that time, subject to a repurchase option providing that such shares may be repurchased by the Surviving Corporation or At Home upon any termination of the Webshots Shareholder's employment with the Surviving Corporation, At Home (or any affiliate of At Home) ("Impounded Shares"); and

                       (b) with respect to claims for indemnification for Damages that are Special Damages (excluding Special Damages arising from claims
             ---
for fraudulent conduct, fraudulent misrepresentation or other willful misconduct on the part of Webshots or any officer, director, shareholder employee, or Webshots Shareholder or any subsidiary of Webshots and claims arising from any failure of the representations and warranties of Webshots set forth in Section 3.26), a dollar amount that results from multiplying (xx) the At Home Average Price Per Share by (yy) 100% of the total number of shares of At Home Common Stock issuable at the Effective Time to such Webshots Shareholder that are not, at that time, Impounded Shares.

If, after At Home's recovery pursuant to a Settlement Agreement or Final Award against an Webshots Shareholder is limited by operation of this subparagraph
(viii), any of such Webshots Shareholder's Impounded Shares cease to be Impounded Shares, such that the dollar amount calculated pursuant to either subparagraph (viii)(a) or (viii)(b) (the "Dollar Amount") increases and the Previously Recovered Amount is, at that time, less than such newly calculated Dollar Amount, then At Home shall have the right, at that time and without the necessity of further action or consent of the Representative or the arbitrator, to further exercise its right of recovery against such Webshots Shareholder pursuant to the Settlement Agreement or Final Award to the extent of the difference between the then-current Previously Recovered Amount and such newly calculated Dollar Amount, and At Home may repeatedly exercise this right of recovery as the Impounded Shares of such Webshots Shareholder are released until the full amount of the Settlement Agreement or Final Award applicable to such Webshots Shareholder has been recovered from such Webshots Shareholder.

                                  ARTICLE 13
                              REGISTRATION RIGHTS

     13.1  Certain Definitions.  For purposes of this Article 13:
           -------------------

           (a)  Registration.  The terms "register," "registered," and
                ------------
"registration" refer to a registration effected by preparing and filing a registration statement in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement.

          (b)  Registrable Securities.  The term "Registrable Securities" means:
               ----------------------
(i) the shares of At Home Common Stock that are issued to the Webshots Shareholders in the Merger pursuant to Section 2.1.2 upon the conversion of the outstanding shares of Webshots Common Stock that are owned and held by the Webshots Shareholders immediately prior to the Effective Time; and (ii) any shares of At Home Common Stock that may be issued as a dividend or other distribution (including without limitation shares of At Home Common Stock issued in a subdivision and split of At Home's outstanding Common Stock) with respect to, or in exchange for, or in replacement of, shares of At Home Common Stock described in clause (i) of this Section 13.1(b) or in this clause (ii); excluding in all cases, however, from the definition of "Registrable Securities"
---------
any such shares that are: (w) registered under the 1933 Act other than pursuant
                                                            ----------
to a registration statement filed pursuant to this Agreement; (x) sold by a person in a transaction in which rights under this Agreement with respect to such shares are not assigned in accordance with the terms of this Agreement; (y) sold pursuant to a registration statement filed pursuant to this Agreement; or
(z) sold pursuant to Rule 144 promulgated under the 1933 Act or otherwise sold to the public. Only shares of At Home Common Stock shall be Registrable Securities. Except as provided in clause (ii) of the first sentence of this
Section 13.1(b), without limitation, the term "Registrable Securities" does not
                                                                       ---- ---
include any shares of At Home Common Stock that were not issued in connection
-------
with the Merger.

          (c)  Holder.  The term "Holder" means an Webshots Shareholder who is
               ------
the original holder of any Registrable Securities or any assignee of record of any Registrable Securities to whom rights under this Agreement have been duly assigned in accordance with the provisions of this Agreement.

          (d)  Form S-3.  The term "Form S-3" means a registration statement
               --------
filed under Form S-3 under the 1933 Act, as such is in effect on the Effective Date, or any successor form of registration statement under the 1933 Act subsequently adopted by the SEC which permits inclusion or incorporation of a substantial amount of information by reference to other documents filed by At Home with the SEC.

          (e)  Rule 415.  The term "Rule 415" means Rule 415 promulgated under
               --------
the 1933 Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC.

    13.2  Form S-3 Shelf Registration.
          ---------------------------

          (a)  Filing and Registration Period.  Subject to the terms and
               ------------------------------
conditions of this Agreement, as promptly as practicable following the Effective Time of the Merger, and consistent with the requirements of applicable law, At Home shall prepare and file with the SEC a registration statement on Form S-3 for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the then outstanding Registrable Securities (the "Shelf Registration"). At Home shall use its reasonable diligent efforts to have such Shelf Registration declared effective as soon as practicable after its filing and to keep the Shelf Registration continuously effective under the 1933 Act for a continuous period of time (such period of time being hereinafter called the "Registration Period") commencing on the date the Shelf Registration is declared effective under the 1933 Act by the SEC (the "Date of Effectiveness") and ending on the date that is the first anniversary of the Effective Time of the Merger (subject to the normal blackout policies of At Home). At Home shall have no duty or obligation to keep the Shelf Registration (or any

Subsequent Registration, as defined below) effective after the expiration of the Registration Period. Accordingly, the Webshots Shareholders acknowledge that the Registrable Securities will not be registered under the 1933 Act beginning one
(1) year after the Effective Time of the Merger.

          (b)  Subsequent Registration.  If the Shelf Registration is filed with
               -----------------------
the SEC and becomes effective under the 1933 Act, and the Shelf Registration or a Subsequent Registration (as defined below) thereafter ceases to be effective for any reason at any time during the Registration Period, then At Home shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall, within thirty (30) days of such cessation of effectiveness, file an amendment to the Shelf Registration seeking to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" registration statement pursuant to Rule 415 covering all of the then outstanding Registrable Securities (a "Subsequent Registration"). If a Subsequent Registration is filed, At Home shall use its best efforts to cause the Subsequent Registration to be declared effective as soon as practicable after such filing and to keep such registration statement continuously effective until the end of the Registration Period.

          (c)  Supplements and Amendments.  Subject to the provisions of Section
               --------------------------
13.2(g), during the Registration Period At Home shall supplement and amend the Shelf Registration if, as and when required by the 1933 Act, the rules and regulations promulgated thereunder or the rules, regulations or instructions applicable to the registration form used by At Home for such Shelf Registration.

          (d)  Timing and Manner of Sales.  Any sale of Registrable Securities
               --------------------------
pursuant to a Shelf Registration or a Subsequent Registration under this Section
13.2 may be made only during a "Permitted Window" (as defined in Section 13.2(g) below). In addition, any sale of Registrable Securities pursuant to a Shelf Registration or a Subsequent Registration under this Section 13.2 may only be made in accordance with the method or methods of distribution of such Registrable Securities that are described in the registration statement for the Shelf Registration (or Subsequent Registration, as applicable) and permitted by such form of registration statement, which methods of distribution will be specified by the Holders in their Notice of Resale (as defined below). Subject to any other agreements between the Holder and At Home or Surviving Corporation, a Holder may also sell Registrable Securities in a bona fide private offering if the selling Holder provides At Home with a written opinion of counsel, satisfactory to counsel to At Home, that such offer and sale is an exempt transaction under the 1933 Act and applicable state securities laws, complies with all requirements for such exemption(s) and is not made with use of the prospectus for the Shelf Registration (or Subsequent Registration, if applicable).

          (e)  No Underwritings.  No sale of Registrable Securities under any
               -----------------
Shelf Registration (or Subsequent Registration) effected pursuant to this
Section 13.2 may be effected pursuant to any underwritten offering without At Home's prior written consent, which may be withheld in its sole and absolute discretion.

          (f)  Notice of Resale.  Before any Holder may make any sale, transfer
               ----------------
or other disposition of any Registrable Securities under the Shelf Registration (or a Subsequent Registration) during the Registration Period, a Holder or Holders who own at least five percent (5%) of the Registrable Securities then outstanding must first give written notice to At Home (a

"Notice of Resale") of such Holder's or Holders' present intention to so sell, transfer or otherwise dispose of some or all of such Holder's or Holders' Registrable Securities, and the number of Registrable Securities such Holder or Holders propose(s) to so sell, transfer or otherwise dispose of. In addition, a Notice of Resale shall contain the information required to be included therein under Section 13.2(g).

          (g) Permitted Window; Sale Procedures.
              ---------------------------------

              (i) A "Permitted Window" is a period of ten (10) consecutive trading days commencing upon At Home's written notification to the Webshots Shareholders in response to a Notice of Resale that the prospectus contained in the Form S-3 registration statement filed pursuant to Section 13.2 of this Agreement is available to be used for resales of Registrable Securities pursuant to the Shelf Registration (or a Subsequent Registration, as applicable).

              (ii) Before a Holder can make a sale of any Registrable Securities pursuant to the Shelf Registration (or a Subsequent Registration), and in order to cause a Permitted Window to commence, such Holder must first give At Home a Notice of Resale indicating such Holder's intention to sell Registrable Securities pursuant to the Shelf Registration (or Subsequent Registration, as applicable) and such Holder's intended plan of distribution of such Registrable Securities (which must conform to the plan of distribution contained in the prospectus for the Shelf Registration (or Subsequent Registration, as applicable)).

              (iii) Upon receipt of such Notice of Resale (unless a certificate
                                                           ------
of At Home is delivered as provided in Section 13.3(b) below), At Home will give written notice to all Holders as soon as practicable, but in no event more than three (3) business days after At Home's receipt of such Notice of Resale that either: (A) the prospectus contained in the registration statement for the Shelf Registration (or Subsequent Registration, if applicable) is current (it being acknowledged that it may be necessary for At Home to supplement the prospectus or make an appropriate filing under the 1934 Act so as to cause the prospectus to become current) and that (as applicable) (1) the Permitted Window will commence on the date of such notice by At Home; or (B) At Home is required under the 1933 Act and the regulations thereunder to amend the registration statement for the Shelf Registration (or Subsequent Registration, as applicable) in order to cause the prospectus to be current. In the event that At Home determines that an amendment to the registration statement is necessary as provided above, it will file and cause such amendment to become effective as soon as practicable; whereupon it will notify the Holders that the Permitted Window will then commence.

              (iv) At Home shall not be obligated to keep the registration statement for the Shelf Registration (or any Subsequent Registration) current during any period other than a Permitted Window. The Holders may elect to withdraw a request for registration pursuant to a Notice of Resale; provided
                                                                    --------
however, that if At Home has commenced preparation of any supplement or
-------
amendment to the registration statement or any part thereof in response to such Notice of Resale prior to receiving written notice from the Holders' of the withdrawal of their request for registration, then the Holders who originally gave At Home such Notice of Resale will promptly reimburse At Home for its actual costs and expenses incurred in preparing and/or filing such supplement and/or amendment.

          (h)  Trading Window Compliance.  The Holders acknowledge that At Home
               -------------------------
maintains an Insider Trading Compliance Program and an Insider Trading Policy, as such may be amended (the "At Home Trading Policy") and that the At Home Trading Policy requires that those directors, officers and employees of At Home and its subsidiaries and those other persons whom At Home determines to be "Access Personnel" or otherwise subject to the "trading window" and pre-clearance requirements of the At Home Trading Policy (and members of their immediate families and households) are permitted to effect trades in At Home securities: (i) only during those specified time periods ("trading windows") in which such persons are permitted to make sales, purchases or other trades in At Home's securities under the "trading window" provisions of the At Home Trading Policy; and (ii) only after pre-clearance of such sales, purchases or other trades with At Home's Insider Trading Compliance Officer. If a Holder is or becomes subject to the "trading window" and/or "pre-clearance" provisions of the At Home Trading Policy described above, then, notwithstanding anything herein to the contrary, such Holder may sell, transfer and dispose of Registrable Securities only during those trading windows during which such At Home Access Personnel are permitted to effect trades in At Home stock under the At Home Trading Policy and only after pre-clearing such trades with At Home's Insider Trading Compliance Officer as provided in the At Home Trading Policy.

    13.3  Limitations.  Notwithstanding the provisions of Section 13.2 above,
          -----------
At Home shall not be obligated to effect any registration, qualification or compliance of Registrable Securities pursuant to Section 13.2 of this Agreement, and the Holders shall not be entitled to sell Registrable Securities pursuant to any registration statement filed under Section 13.2 of this Agreement, as applicable:

          (a) if Form S-3 is not then available for such offering by the Holders;

          (b) if At Home shall furnish to the Holders a certificate signed by an officer of At Home stating that, in the good faith judgment of such officer, it would be detrimental to At Home and its stockholders for such Permitted Window to be in effect at such time, due, for example, to the existence of a material development or potential material development involving At Home which At Home would be obligated to disclose in the prospectus contained in the Shelf Registration (or Subsequent Registration, as applicable), which disclosure would, in the good faith judgment of such officer, be premature or otherwise inadvisable at such time or would have a material adverse affect upon At Home and its stockholders, in which event At Home will have the right to defer a Permitted Window for a period of not more than forty (40) days after receipt of a Notice of Resale from the Holder or Holders pursuant to this Section 13.3(b);

          (c) if At Home is acquired and its Common Stock ceases to be publicly traded;

          (d) in any particular jurisdiction in which At Home would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless At Home is already subject to service of process in such jurisdiction;

          (e) if the SEC refuses to declare such registration effective due to the participation of any particular Holder in such registration (unless such Holder withdraws all such Holder's Registrable Securities from such registration statement); or

          (f) if the manner in which any Registrable Securities are disposed of pursuant to the Shelf Registration (or Subsequent Registration, as applicable) is not included within the plan of distribution set forth in the prospectus for the Shelf Registration (or Subsequent Registration, as applicable).

    13.4  Shares Otherwise Eligible for Resale.  Notwithstanding anything
          ------------------------------------
herein to the contrary, At Home shall not be obligated to effect or continue to keep effective any such registration, registration statement, qualification or compliance with respect to the Registrable Securities held by any particular
Holder:

          (a) if At Home or its legal counsel shall have received a "no-action" letter or similar written confirmation from the SEC that all the Registrable Securities then held by such Holder may be resold by such Holder within a three
(3) month period without registration under the 1933 Act pursuant to the provisions of Rule 144 promulgated under the 1933 Act (or successor provisions), or otherwise;

          (b) if legal counsel to At Home shall deliver a written opinion to At Home, its transfer agent and the Holders, in form and substance reasonably acceptable to At Home, to the effect that all the Registrable Securities then held by such Holder may be resold by such Holder within a three (3) month period without registration under the 1933 Act pursuant to the provisions of Rule 144 promulgated under the 1933 Act, or otherwise; or

          (c) after expiration or termination of the Registration Period.

    13.5  Expenses.  At Home shall pay all expenses incurred in connection with
          --------
any registration effected by At Home pursuant to this Agreement (excluding brokers' discounts and commissions), including without limitation all filing, registration and qualification, printers', legal and accounting fees.

    13.6  Obligations of At Home.  Subject to Sections 13.2, 13.3 and 13.4
          ----------------------
above, when required to effect the registration of any Registrable Securities under the terms of this Agreement, At Home will, as expeditiously as reasonably possible:

          (a) furnish to the Holders such number of copies of the prospectus for the Shelf Registration (or Subsequent Registration, as applicable), including a preliminary prospectus (and amendments or supplements thereto), in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them;

          (b) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as will be reasonably requested by the Holders; provided that At Home will not be required in connection therewith or as a
--------
condition thereto to qualify to do business or to file a general consent to service of process in any such state or jurisdiction unless At Home is already so qualified or subject to service of process, respectively, in such jurisdiction; and

          (c) promptly notify each Holder of Registrable Securities covered by such registration statement, at any time during a Permitted Window when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     13.7  Furnish Information.  It shall be a condition precedent to the
           -------------------
obligations of At Home to take any action pursuant to this Agreement that the selling Holders will furnish to At Home such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition and plan of distribution of such Registrable Securities as shall be required to timely effect the registration of their Registrable Securities.

     13.8  Delay of Registration.  No Holder will have any right to obtain or
           ---------------------
seek an injunction restraining or otherwise delaying any registration that is the subject of this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

     13.9  Indemnification.
           ---------------

           (a)  By At Home.  To the extent permitted by law, At Home will
                ----------
indemnify, defend and hold harmless each Holder against any losses, claims, damages, or liabilities (joint or several) to which such Holder may become subject under the 1933 Act, the 1934 Act or other U.S. federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"):

                (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement filed by At Home pursuant to this Agreement pursuant to which Registrable Securities are sold, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                (ii) the omission or alleged omission to state in such registration statement, preliminary prospectus or final prospectus or any amendments or supplements thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                (iii) any violation or alleged violation by At Home of the 1933 Act, the 1934 Act, any U.S. federal or state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any U.S. federal or state securities law in connection with the offering of Registrable Securities covered by such registration statement;

provided however, that the indemnity agreement contained in this subsection
-------- -------
13.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of At Home (which consent shall not be unreasonably withheld), nor shall At Home be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder.

          (b)  By Selling Holders.  To the extent permitted by law, each selling
               ------------------
Holder will indemnify and hold harmless At Home, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls At Home within the meaning of the 1933 Act, any underwriter and any other Holder selling securities under such registration statement, against any losses, claims, damages or liabilities (joint or several) to which At Home or any such director, officer, controlling person, underwriter or other such Holder may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will indemnify and reimburse At Home or any such director, officer, controlling person, underwriter or other Holder for any reasonable attorneys' fees and other expenses reasonably incurred by At Home or any such director, officer, controlling person, underwriter or other Holder in connection with investigating or defending any such loss, claim, damage, liability or action, as incurred.

          (c)  Notice.  Promptly after receipt by an indemnified party under
               ------
this Section 13.9 of notice of the commencement of any action (including any governmental action) against such indemnified party, such indemnified party will, if a claim for indemnification or contribution in respect thereof is to be made against any indemnifying party under this Section 13.9, deliver to the indemnifying party a written notice of the commencement thereof and, if the indemnifying party is At Home, At Home shall have the right and obligation to control the defense of such action, and if At Home fails to defend such action it shall indemnify and reimburse the selling Holders for any reasonable attorneys' fees and other expenses reasonably incurred by them in connection with investigating or defending such action; provided, however, that: (i) At
                                             --------  -------
Home shall also have the right, at its option, to assume and control the defense of any action with respect to which At Home or any person entitled to be indemnified by the selling Holders under Section 13.9(b) is entitled to indemnification from the selling Holders; (ii) the indemnified party or parties shall have the right to participate at its own expense in the defense of such action and (but only to the extent agreed in writing with At Home and any other indemnifying party similarly noticed) to assume the defense thereof with counsel mutually satisfactory to the parties; and (iii) an indemnified party shall have the right to retain its own counsel, with the fees and expenses of such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to an actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure of an indemnified party to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 13.9, but the omission so to deliver written notice to the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 13.9.

          (d)  Defect Eliminated in Final Prospectus.  The foregoing indemnity
               -------------------------------------
agreements of At Home and the Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended or supplemented prospectus on file with the SEC and effective at the time the sale of Registrable Securities under such registration statement occurs (the "Amended Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Amended Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage in the action giving rise to indemnity claims under this Section 13.9, at or prior to the time such action is required by the 1933 Act.

          (e)  Survival.  The obligations of At Home and Holders under this
               --------
Section 13.9 shall survive the completion of any offering of Registrable Securities in a registration statement pursuant to this Agreement, and otherwise.

   13.10  Duration and Termination of At Home's Obligations.  At Home will have
          -------------------------------------------------
no obligations pursuant to Section 13.2 of this Agreement with respect to any Notice of Resale or other request or requests for registration (or inclusion in a registration) made by any Holder or to maintain or continue to keep effective any registration or registration statement pursuant hereto: (a) after the expiration or termination of the Registration Period; (b) with respect to a particular Holder if, in the opinion of counsel to At Home, all such Registrable Securities proposed to be sold by such Holder may be sold in a three (3) month period without registration under the 1933 Act pursuant to Rule 144 promulgated under the 1933 Act or otherwise; or (c) if all Registrable Securities have been registered and sold pursuant to a registration effected pursuant to this Agreement and/or have been transferred in transactions in which registration rights hereunder have not been assigned in accordance with this Agreement.

   13.11  Acknowledgment of Other Agreements.  The Holders acknowledge that they
          ----------------------------------
have been informed by At Home that other stockholders of At Home currently hold certain Form S-3 and other registration rights that may enable such other stockholders to sell shares of At Home during one or more Permitted Windows or at other times (thus potentially adversely affecting the receptivity of the market to the sale of the Registrable Securities pursuant to a registration effected pursuant to this Agreement).

   13.12  Assignment.  Notwithstanding anything herein to the contrary, the
          -----------
rights of a Holder under Article 13 may be assigned only with At Home's express prior written consent, which may be withheld in At Home's sole discretion; provided, however, that the rights of a Holder under Article 13 may be assigned
--------  -------
without At Home's express prior written consent: (a) to a Permitted Assignee (as defined below); or (b) (if applicable) by will or by the laws of intestacy, descent or distribution, provided that the assignee first agrees in writing to
                         --------
be bound by all the obligations of the Holders under this Agreement. Any attempt to assign any rights of a Holder under Article 13 without At Home's express prior written consent in a situation in which such consent is required by this Section shall be null and void and without effect. Subject to the foregoing restrictions, all rights, covenants and agreements in Article 13 by or on behalf of the parties hereto will bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto. Each of the following parties are "Permitted Assignees" for purposes of this Section 13.12:
(a) a trust whose beneficiaries consist solely of a Holder and/or such Holder's immediate family; (b) the personal representative (such as an executor of a Holder's will), custodian or conservator of a Holder, in the case of the death, bankruptcy or adjudication of incompetency of that Holder; (c) immediate family members of a Holder; or (d) partners of a Holder that is a partnership.

                                  ARTICLE 14
                           TAX RETURNS AND PAYMENTS

     14.1  Post-Closing Returns.  Any tax return that is required to be filed by
           --------------------
the Surviving Corporation after the Closing Date and which includes the Closing Date or a period prior thereto (other than tax returns relating to taxable periods that begin on or after the Closing Date) (each a "Post-Closing Return") will be prepared by the Surviving Corporation and will be prepared by treating items on such returns in a manner consistent with past practices with respect to such items unless otherwise required by applicable law or regulation. Drafts of each Post-Closing Return proposed to be filed by the Surviving Corporation will be delivered to Andrew Laakmann at least ten (10) calendar days prior to their filing by the Surviving Corporation with the applicable taxing authorities. In addition, the Surviving Corporation will deliver a copy of each Post-Closing Return to each of the Webshots Shareholders promptly after its has been filed with the applicable taxing authorities. The Webshots Shareholders will, to the extent reasonably requested by the Surviving Corporation or At Home, cooperate with, and provide any necessary information available to them to, the Surviving Corporation in its preparation of any Post-Closing Return.

     14.2  Tax Reporting and Payment.  Each Webshots Shareholder to whom any
           -------------------------
shares of Webshots Common Stock were issued in calendar year 1999 in exchange for services rendered or to be rendered by such shareholder to Webshots (each a "Reporting Shareholder") shall report on such shareholder's federal and state tax returns for calendar year 1999 as ordinary income received by him in calendar year 1999 on account of such issuance of shares the dollar amount for such shareholder that is set forth in that certain letter between At Home and each Reporting Shareholder dated of even date herewith (the "Reporting Shareholder Letter"), (for each such Webshots Shareholder, the "Stock Income Amount") and the Surviving Corporation shall not, in any Post-Closing Return and/or form W-2 for 1999 take a position that is inconsistent with such Stock Income Amount having been paid to the Reporting Shareholder in 1999 by virtue of the issuance of such shares of Webshots Common Stock to him, except as may be required by law, applicable regulation or a determination (as defined in Section 1313 of the Code) or any state equivalent). Each Reporting Shareholder shall pay, when required by law and in no event after April 15, 2000, all federal and state income taxes due from such shareholder to the applicable federal and state taxing authorities on account such Stock Income Amount in calendar year 1999 (for each such Webshots Shareholder, the "Stock Income Tax Amount"). Each Reporting Shareholder shall, promptly after the Shelf Registration is declared effective and in no event later than April 1, 2000, take all steps necessary to cause that number of such shareholder's shares of At Home Common Stock to be sold pursuant to the Shelf Registration as are necessary to satisfy such shareholder's obligation to pay the Stock Income Tax Amount. The proceeds of such sale of stock shall be immediately transferred by such shareholder to the Surviving Corporation to be held in escrow by the Surviving Corporation until such time as those proceeds are required to be released to the Reporting Shareholder for payment directly to relevant federal and state taxing authorities in satisfaction of such Reporting Shareholder's Stock Income Tax Amount.

                                  ARTICLE 15
                                 MISCELLANEOUS

     15.1  Governing Law.  The internal laws of the State of California
           -------------
(irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

     15.2  Assignment; Binding Upon Successors and Assigns.  Neither party
           -----------------------------------------------
hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     15.3  Severability.  If any provision of this Agreement, or the application
           ------------
thereof, will for any reason and to any extent be invalid or unenforceable, then the remainder of this Agreement and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     15.4  Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories.

     15.5  Other Remedies.  Except as otherwise provided herein, any and all
           --------------
remedies herein expressly conferred upon a party hereunder will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

     15.6  Amendment and Waivers.  Any term or provision of this Agreement may
           ---------------------
be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may be amended by the parties hereto as provided in this Section at any time before or after approval of this Agreement by the shareholders of Webshots, but, after such approval, no amendment will be made which by applicable law requires the further approval of the shareholders of Webshots without obtaining such further approval. At any time prior to the Effective Time, each of Webshots and At Home, by action taken by its Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other; (ii) waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions for its benefit contained herein. No such waiver or extension will be effective unless signed in writing by the party against whom such waiver or extension is asserted. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

     15.7  Expenses.  Each party will bear its respective legal, auditors' and
           --------
investment bankers' and financial advisors' fees and other expenses incurred with respect to this Agreement, the Merger and the transactions contemplated hereby ("Transaction Expenses"); provided, however, that if the Merger is
                                 --------  -------
successfully consummated, then not more than a maximum of $75,000 of Webshots' documented and verified Transaction Expenses incurred by Webshots in connection with services rendered to Webshots by its accountants, attorneys and investment or financial advisors will be paid by At Home and, and At Home will be entitled to indemnification from the Escrow Shares in accordance with Section 12.2 for an amount equal to the amount (if any) by which Webshots' Transaction Expenses exceed $75,000 (such excess amount being hereinafter called the "Excess Transaction Expenses"), and such indemnification shall not be subject to the Basket. Notwithstanding the foregoing, the term "Transaction Expenses" will not
                                                                            ---
include fees and expenses incurred by Webshots (a) to its independent accountants for normal preparation of Webshots' financial statements or (b) to other professionals, such as Webshots' legal counsel, for work not related to, or necessary or appropriate to enable Webshots to negotiate, enter into or perform, this Agreement, the Merger or any transaction or agreement contemplated by this Agreement or the Merger.

     15.8  Attorneys' Fees.  Should suit be brought to enforce or interpret any
           ---------------
part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

     15.9  Notices.  All notices and other communications required or permitted
           -------
under this Agreement will be in writing and will be either hand delivered in person, sent by facsimile, sent by certified or registered first class mail, postage pre-paid, or sent by nationally recognized express courier service.
Such notices and other communications will be effective upon receipt if hand delivered or sent by facsimile, five (5) days after mailing if sent by mail, and one (l) day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party may notify the other parties in accordance with this Section:

           If to At Home:

           At Home
           450 Broadway
           Redwood City, CA 94063
           Attention:  General Counsel
           Fax Number:  (650) 482-4606

           with copies to:

           Fenwick & West, LLP
           Two Palo Alto Square, Suite 800
           Palo Alto, CA  94306
           Attention: Gordon K. Davidson
           Fax Number:  (650) 494-1417

           If to Webshots:

           Webshots
           4890 Niagara Avenue
           San Diego, CA 92107
           Attention: President
           Fax Number:  (619) 523-0555

           with a copy to:

           Solomon Ward Seidenwurm & Smith, LLP
           401 B Street, Suite 1200
           San Diego, CA 92101
           Attention:  Lawrence J. Kaplan
           Fax Number:  (619) 231-4755

or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 15.9.

     15.10  Construction of Agreement.  This Agreement has been negotiated by
            -------------------------
the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

     15.11  No Joint Venture.  Nothing contained in this Agreement will be
            ----------------
deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other and their status is, and at all times will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other party. No party will hold itself out as having any authority or relationship in contravention of this Section.

     15.12  Further Assurances.  Each party agrees to cooperate fully with the
            ------------------
other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     15.13  Absence of Third Party Beneficiary Rights.  No provisions of this
            -----------------------------------------
Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

     15.14  Public Announcement.  After execution of this Agreement and upon the
            -------------------
mutual agreement of At Home and Webshots, At Home and Webshots will issue a press release approved by both parties announcing the Merger. Thereafter, At Home may issue such press releases, and make such other disclosures regarding the Merger, as it determines are required under applicable securities laws or regulatory rules. Prior to the publication of such initial and mutually agreed press release, neither party will make any public announcement relating to this Agreement or the transactions contemplated hereby (except as may be required by law) and Webshots will use its reasonable efforts to prevent any trading in At Home Common Stock by its officers, directors, employees, shareholders and agents. Neither At Home nor Webshots will make any disclosures regarding this Agreement or the Merger that would jeopardize At Home's ability to timely and lawfully issue the shares of At Home Common Stock in the Merger pursuant to the exemptions described in Section 2.4.

     15.15  Disclosure Letter.  The Webshots Disclosure Letter shall be
            -----------------
arranged in separate parts corresponding to the numbered and lettered sections contained in Article 3, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered
Section in Article 3, and shall not be deemed to relate to or to qualify any other representation or warranty (unless it is reasonably apparent from the
                                  ------
information set forth in Webshots Disclosure Schedule, that such information qualifies another representation or warranty of Webshots in Article 3).

     15.16  Confidentiality.  Webshots and At Home each confirm that they have
            ---------------
entered into the Confidentiality Agreement and that they are each bound by, and will abide by, the provisions of such Confidentiality Agreement (except that At Home will cease to be bound by the Confidentiality Agreement after the Merger becomes effective). If this Agreement is terminated, all copies of documents containing confidential information of a disclosing party will be returned by the receiving party to the disclosing party or be destroyed, as provided in the Confidentiality Agreement.

     15.17  Entire Agreement.  This Agreement and the exhibits hereto constitute
            ----------------
the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto other than the Confidentiality Agreement. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.


             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


AT HOME CORPORATION                                             WEBSHOTS CORPORATION

By: /s/ David G. Pine                                           By: /s/ Andrew Laakmann
    --------------------------                                      ----------------------------------
                                                                    Andrew Laakmann, President and CEO
Name: David G. Pine
      ------------------------

Title: Senior Vice President and General Counsel
       -----------------------------------------


OCEANBEACH, INC.


By: /s/ Robert A. Lerner
    --------------------------

Name: Robert Lerner
      ------------------------

Title: Chief Financial Officer
       -----------------------


WEBSHOTS SHAREHOLDERS


/s/ Andrew Laakmann                                             /s/ Danna Stuven
------------------------------                                  -------------------------------------
Andrew Laakmann                                                 Danna Stuven

/s/ Nicholas Wilder                                             /s/ Alexis Rocherolle
------------------------------                                  -------------------------------------
Nicholas Wilder                                                 Alexis Rocherolle


            [Signature Page to Agreement and Plan of Reorganization]